                                                      Registration No. 333-38356

     As filed with the Securities and Exchange Commission on June 28, 2000.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            -------------------------
                                   FORM S-3/A
                                   AMENDMENT
                                    NO. 1 TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                -----------------

                                 TEAMSTAFF, INC.
               (Exact name of Registrant as specified in charter)

              New Jersey                                  22-1899798
   (State or other jurisdiction                        (I.R.S. Employer
   of incorporation or organization)                 Identification Number)

                                300 Atrium Drive
                           Somerset, New Jersey 08873
                                 (732) 748-1700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                -----------------

                                Donald W. Kappauf
                      President and Chief Executive Officer
                                300 Atrium Drive
                           Somerset, New Jersey 08873
                                 (732) 748-1700
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                -----------------

                                 With copies to:

                             Brian C. Daughney, Esq.
                            Goldstein & DiGioia, LLP
                              369 Lexington Avenue
                            New York, New York 10017
                            Telephone (212) 599-3322
                            Facsimile (212) 557-0295

       Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

       If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. [ ]

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -------------------.

       If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                    ---------------------

       If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE*



----------------------------------------------------------------------------------------------------------------------------
                                                                                          Proposed
                                                                      Propose              Maximum
                                                                      Maximum              Offering          Amount of
Title of Each Class of Securities                   Amount to be     Offering Price        Aggregate         Registration
 Being Registered                                    Registered      per Share(1)          Price(1)              Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
value(2)...................                          8,545,344          $1.109375            $9,479,991         $2,502.72

----------------------------------------------------------------------------------------------------------------------------

Common Stock, $.001 par
value(3)...................                            450,000          $1.109375              $499,219           $131.79

----------------------------------------------------------------------------------------------------------------------------

Total......................                          8,995,344                           $                      $2,634.51(4)

----------------------------------------------------------------------------------------------------------------------------



 * Effective June 2, 2000, the Company's common stock was subject to a reverse stock split at the ratio of 1:3.5, which is not reflected in this Table.


(1) Estimated solely for the purpose of determining the registration fee, based on a share price of $1.109375 the average of the closing bid and asked prices as quoted by the Nasdaq SmallCap Market on May 26, 2000.

(2)    Shares of Common Stock to be sold by certain Selling Security Holders.

(3) Shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants held by certain Selling Security Holders. Pursuant to Rule 416, there are also being registered such additional number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Warrants.


(4)    Filing fee has previously been paid.


                           ---------------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SECTION 8(a) MAY DETERMINE.

===============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                      Subject to completion, June __, 2000


P R O S P E C T U S


                        2,570,098 Shares of Common Stock


                                 TEAMSTAFF, INC.


       We are registering for resale 2,441,527 shares of common stock, $.001 par value of TeamStaff, Inc., which shares are presently issued and outstanding and held by certain of our shareholders and an additional 128,571 shares of common stock which we will issue upon the exercise of outstanding common stock purchase warrants held by the holders of outstanding warrants.



       Our Common Stock is traded in the over-the-counter market and is included in the SmallCap Market of the Nasdaq Stock Market under the symbol "TSTF". On June 19, 2000, the closing high and low prices for the Common Stock as reported by Nasdaq were $4.00 and $3.8125, respectively.


       We will not receive any proceeds from the sale of the shares by the selling security holders.

       The shares may be sold from time to time by the selling security holders, or by their transferees. No underwriting arrangements have been entered into by the selling security holders. The distribution of the shares by the selling security holders may be effected in one or more transactions that may take place on the over the counter market, including ordinary brokers transactions, privately negotiated transactions or through sales to one or more dealers for resale of the shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with such sales. The selling security holders and intermediaries through whom such shares are sold may be deemed underwriters within the meaning of the Act, with respect to the shares offered by them.

       PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 11 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF COMMON STOCK.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is June __, 2000

                                TABLE OF CONTENTS

                                                                                              Page
                                                                                              ----
AVAILABLE INFORMATION..........................................................................1

INCORPORATION BY REFERENCE.....................................................................1

PROSPECTUS SUMMARY.............................................................................3

THE OFFERING...................................................................................8

SELECTED FINANCIAL DATA........................................................................9

RISK FACTORS..................................................................................10

SELLING SECURITY HOLDERS......................................................................16

PLAN OF DISTRIBUTION..........................................................................18

REPORTS TO SHAREHOLDERS.......................................................................19

LEGAL MATTERS AND EXPERTS.....................................................................19

ADDITIONAL INFORMATION........................................................................19

FORWARD LOOKING STATEMENTS ...................................................................20

                              AVAILABLE INFORMATION

       Our company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by our company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Room 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintain an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents, heretofore filed by TeamStaff with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

       1. Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement.

       2. A description of our common stock contained in our registration statement on Form 8-A filed April 27, 1990.

       3.     Our Form 8-K filed on April 20, 2000.

       4.     Our Form 10-Q for the quarter ended December 31, 1999.

       5.     Our Form 10-Q for the quarter ended March 31, 2000.

       6.     Our form 8-K filed on June 15, 2000.

       Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document.

       All documents filed by the registrant after the date of filing the initial registration statement on Form S-3 of which this prospectus forms a part and prior to the effectiveness of such registration statement pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange

Act of 1934 shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents.

       We will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to TeamStaff, Inc., 300 Atrium Drive, Somerset, New Jersey 08873, telephone (732) 748-1700, attention Donald Kelly.

                               PROSPECTUS SUMMARY

       The following summary is intended to set forth certain pertinent facts and highlights from material contained in the our company's annual report on Form 10-K for the fiscal year ended September 30, 1999 (the "Form 10-K") and our quarterly reports on Form 10-Q for the quarters ended December 31, 1999 and March 31, 2000 (the "Forms 10-Q"), incorporated by reference into this prospectus.

                                   THE COMPANY

       TeamStaff, Inc., formerly Digital Solutions, Inc., a New Jersey corporation, was founded in 1969 as a payroll service company and has evolved into a leading provider of human resource management services to a wide variety of industries in 50 states. TeamStaff's wholly-owned subsidiaries include TeamStaff Solutions, Inc., DSI Staff ConnXions-Northeast, DSI Staff ConnXions-Southwest, TeamStaff Rx, Inc., TeamStaff I, Inc., TeamStaff II, Inc., TeamStaff III, Inc., TeamStaff IV, Inc., TeamStaff V, Inc., TeamStaff VI, Inc., TeamStaff Insurance, Inc., TeamStaff VII, Inc., TeamStaff VIII, Inc., and TeamStaff IX, Inc.

       Effective January 25, 1999, we acquired the ten entities operating under the trade name, the TeamStaff Companies. In conjunction with the acquisition, we changed our name from Digital Solutions, Inc., to TeamStaff, Inc. on February 10, 1999. In connection with the acquisition, we issued 8,233,334 shares of common stock, which shares are being registered in this prospectus.

       On April 8, 2000, pursuant to a definitive Asset Purchase Agreement, dated April 7, 2000, we acquired to acquire substantially all of the assets of the professional employer organization business of Outsource International, Inc., which had operated under the tradename Synadyne. The assets were acquired through one of our wholly-owned subsidiaries, of which Outsource had indirectly held a 20% ownership interest. We subsequently purchased the 20% ownership interest. We also acquired the tradename Synadyne as part of the transaction, as well as all of the customer contracts of Synadyne's PEO business.

       We currently provide three types of services related to the employee leasing, temporary staffing and payroll service businesses: (1) professional employer organization ("PEO") services, such as payroll processing, personnel and administration, benefits administration, workers' compensation administration and tax filing; (2) employer administrative services, such as payroll processing and tax filing; and (3) contract staffing, or the placement of temporary and permanent employees. We currently furnish PEO employees, payroll and contract staffing services with over 20,000 work site employees, 1,500 staffing employees and processing for approximately 30,000 payroll service employees and believes that it currently ranks, in terms of revenues and worksite employees, as one of the top 10 PEOs in the United States. Our contract staffing business mainly places temporary help in hospitals and clinics throughout the United States through its Clearwater, Florida and Houston, Texas offices. We have six regional offices located in Somerset, New Jersey; Houston and El Paso, Texas; and Tampa, Delray Beach and Clearwater, Florida and nine sales service centers in New York, New York; El Paso and Houston, Texas; Tampa, Orlando, Delray Beach and Clearwater, Florida; Atlanta, Georgia; and Somerset, New Jersey.

       Essentially, we provide services that function as the personnel department for small to medium sized companies. We believe that by offering services that relieve small and medium size businesses of the ever increasing administrative burden of employee related record keeping, payroll processing, benefits administration, employment of temporary and permanent specialized employees and other human resource functions, we have positioned our company to take advantage of a major growth opportunity during this decade and the next.

       Recognizing the desire by many small businesses to be relieved of the human resource administrative functions, we have formulated a strategy of emphasizing PEO and "outsourcing" services. In PEO, a service provider becomes a co-employer of the client company's employees and assigns these employees to the client to perform their intended functions at the worksite.

       Management has determined to emphasize our company's future growth on the PEO and outsourcing industry. Our expansion program will focus on internal growth through the cross marketing of our PEO services to our entire client base and the acquisition of compatible businesses strategically situated in new areas or with a client base serviceable from existing facilities. As part of our effort to expand our PEO business, management has expanded the services of TeamStaff Rx, Inc., our company's medical contract staffing subsidiary, to include PEO, outsourcing and facilities management. While we continue to sell stand-alone employer services, such as payroll and tax filing, we also will emphasize the PEO component of our service offerings with a goal of becoming the leading provider of PEO services in the United States. A major component of our existing growth strategy is the acquisition of well-situated, independent PEO companies whose business can be integrated into our company's operations. However, there can be no assurance any such acquisition will be consummated.

       Our company was organized under the laws of the State of New Jersey on November 25, 1969 and maintains its executive offices at 300 Atrium Drive, Somerset, New Jersey 08873 where our telephone number is (732) 748-1700.

OUR SERVICES

Professional Employer Organization (PEO)


       Our company's core business, and the area management will continue to emphasize, is our PEO services. When a client utilizes our services, the client administratively transfers all or some of its employees to us and we in turn provide them back to the client. Our company thereby becomes a co-employer and is responsible for all human resource functions, including payroll, benefits administration, tax reporting and personnel record keeping. The client still manages the employees and determines salary and duties in the same fashion as any employer. The client is, however, relieved of reporting and tax filing requirements and other administrative tasks.

Moreover, because of economies of scale, our company is able to negotiate favorable terms on workers' compensation insurance, health benefits, retirement programs, and other valuable services. The client company benefits because it can then offer its employees the same or similar benefits as larger companies, enabling it to successfully compete in recruiting highly qualified personnel, as well as build the morale and loyalty of its staff.

       As a PEO service provider, we can offer the following benefits to employees:

       COMPREHENSIVE MAJOR MEDICAL PLANS - Management believes that medical insurance costs have forced small employers to reduce coverage provided to its employees and to increase employee contributions. We are able to leverage our large employee base and offer the employees assigned to their clients a variety of health coverage plans from traditional indemnity plans to Health Maintenance Organizations (HMO), Preferred Provider Organizations (PPO), or a Point of Service Plan (POS).

       DENTAL AND VISION COVERAGE - These types of benefits are generally beyond the reach of most small groups. As a result of economies of scale available, a client of our company can obtain these benefits for the assigned employees.

       LIFE INSURANCE -- Affordable basic coverage is available.

       SECTION 125 PREMIUM CONVERSION PLAN -- Employees can pay for benefits with pre-tax earnings, reduce their taxable income and FICA payments, and increase their take-home pay.

       401(K) RETIREMENT PLANS -- Management believes that most small employers do not provide any significant retirement benefits due to the administrative and regulatory requirements associated with the establishment and maintenance of retirement plans. The company enables small business owners to offer the assigned employees retirement programs comparable to those of major corporations. Such plans can be used to increase morale, productivity and promote employee loyalty.

       CREDIT UNION - Our company provides an opportunity for employees to borrow money at lower interest than offered at most banks.

       PAYROLL SERVICES -- Although ancillary to the PEO services, clients no longer incur the expense of payroll processing either through in-house staff or outside service. Our company's PEO services include all payroll and payroll tax processing.

       UNEMPLOYMENT COMPENSATION COST CONTROL - Our company provides an unemployment compensation cost control program to aggressively manage unemployment claims.

       HUMAN RESOURCES MANAGEMENT SERVICES - Our company can provide clients with expertise in areas such as personnel policies and procedures, hiring and firing, training, compensation and performance evaluation.

       WORKERS' COMPENSATION PROGRAM - Our company has a national workers' compensation policy which can provide our company with a significant advantage in marketing its services, particularly in jurisdictions where workers' compensation policies are difficult to obtain at reasonable costs. We also provide our clients where applicable with independent safety analyses and risk management services to reduce workers' injuries and claims.

       Relieved of personnel administrative tasks, the client is able to focus on its core business. The client is also offered a broader benefits package for its assigned employees, a competitive rate in workers' compensation insurance, and savings in time and paperwork previously required in connection with personnel administration.

PAYROLL SERVICES

       We were established as a payroll service firm in 1969, and continue to provide basic payroll services to our clients. Historically, the payroll division provided these services primarily to the construction industry and currently 70% of our company's approximately 750 payroll service clients are in the construction industry. Our company offers most, if not all, of what other payroll services provide, including the preparation of checks, government reports, W-2's (including magnetic tape filings), remote processing (via modem) directly to the clients offices, and certified payrolls.

       In addition, our company offers a wide array of tax reporting services including timely deposit of taxes, impounding of tax payments, filing of returns, distribution of quarterly and year-end statements and responding to agency inquiries.

TEMPORARY STAFFING SERVICES

       We provide temporary staffing services through two subsidiaries which have, in the aggregate, more than 30 years of experience in placing permanent and temporary employees with specialized skills and talents with regional, national and international employers. Temporary staffing enables clients to attain management and productivity goals by matching highly trained professionals and technical personnel to specific project requirements. TeamStaff focuses its temporary staffing services in two specific markets where it places people on a temporary long term assignment, or on a permanent basis:
(1) radiologic technologist, diagnostic sonographers, cardiovascular technologists, radiation therapist and other medical professionals with hospitals, clinics and therapy centers throughout the 50 states and (2) technical employees such as engineers, information systems specialists and project managers primarily with Fortune 100 companies for specific projects. Clients whose staffing requirements vary depending on the level of current

       We provide temporary staffing services through two subsidiaries which have, in the aggregate, more than 30 years of experience in placing permanent and temporary employees with specialized skills and talents with regional, national and international employers. Temporary staffing enables clients to attain management and productivity goals by matching highly trained professionals and technical personnel to specific project requirements. TeamStaff focuses its temporary staffing services in two specific markets where it places people on a temporary long term assignment, or on a permanent basis:
(1) radiologic technologist, diagnostic sonographers, cardiovascular technologists, radiation therapist and other medical professionals with hospitals, clinics and therapy centers throughout the 50 states and (2) technical employees such as engineers, information systems specialists and project managers primarily with Fortune 100 companies for specific projects. Clients whose staffing requirements vary depending on the level of current projects or business are able to secure the services of highly qualified individuals on an interim basis.

       Our company's temporary staffing services provide clients with the ability to "rightsize"; that is, expand or reduce its workforce in response to changing business conditions. Management believes that these services provide numerous benefits to the client, such as saving the costs of salary and benefits of a permanent employee whose services are not needed throughout the year. The client also avoids the costs, uncertainty and delays associated with searches for qualified interim employees. Our company also provides insurance bonding where necessary and assumes all responsibility for payroll tax filing and reporting functions, thereby saving the client administrative responsibility for all payroll, workers' compensation, unemployment and medical benefits.

       Management believes that its temporary staffing services provides an employer with an increased pool of qualified applicants, since temporary staffing employees have access to a wide array of benefits such as health and life insurance, Section 125 premium conversion plans, and 401(k) retirement plans. These benefits provide interim employees with the motivation of full-time workers without additional benefit costs to the client. A client is also able to temporarily rehire a retired employee for short-term or specialized projects without jeopardizing their pension plan. We believe that we have attained the position of being number one or two in the terms of gross revenues for firms specializing in the placement of temporary medical imaging personnel.

THE SYNADYNE ACQUISITION

       Under the terms of the Asset Purchase Agreement, we paid an aggregate purchase price of $3,500,000. The agreement also provides for an additional potential payment in one year of up to $1,250,000 provided that the former clients of Outsource have at least 9,500 worksite employees as of March 31, 2001. In the event there are less than 9,500 employees, the amount of the earnout will be reduced by a pre-determined formula.

       Pursuant to the terms of the Asset Purchase Agreement, Outsource has agreed to indemnify us up to the purchase price for claims for breaches of representations and warranties, subject an initial deductible of $50,000.

       In connection with the acquisition, we received an increase in our present lending facility with FINOVA Capital Corporation in order to fund the acquisition and necessary working capital. The facility is comprised of a three year term loan in the principal amount of $4,000,000, with a five year amortization and a balloon payment at the end of three years and an increase in our revolving line of credit from $2.5 million to $3.5 million. The term loan bears an interest rate of prime plus 3 percent and the revolving loan bears an interest rate of prime plus 1 percent. The term loan may be prepaid at any time without penalty. Annual success fees of $500,000 are earned as of each anniversary date of the loan commencing as of April 2000.

RECENT EVENTS


       On May 31, 2000, at a special meeting of our shareholders, the shareholders reaffirmed their previous approval of a reverse split of our common stock. On April 14, 2000, our Board of Directors set and approved a reverse split at a level of one (1) new share for each existing 3.5 shares of TeamStaff stock. The stock split became effective June 2, 2000, and our common stock will trade under the symbol TSTFD for approximately 20 days, after which it will return to TSTF. All references to numbers of shares being registered in this prospectus have been adjusted to reflect the reverse stock split, unless otherwise stated.



       As previously disclosed in our reports filed with the SEC, in August 1998 a judgment was assessed against us for $315,000, plus interest. The name of the suit is Farias v. Thomson Consumer Electronics & DSI Staff Connxions--Southwest, Inc., (Case No. 96-3036, D.C. El Paso County, Texas). We appealed the judgment to the Appellate Court and were notified on May 31, 2000 that we lost our appeal. We are currently reviewing our options, including a further appeal to the Texas Supreme Court. We do not anticipate that this charge will have a significant impact on our earnings.

                                  THE OFFERING


Common Stock outstanding prior to
Offering(1).................................                    7,980,718

Shares being offered for
sale by selling security holders.........                       2,441,527

Shares underlying warrants being
offered for sale by selling
security holders.............................                    128,571

Common Stock outstanding after the
Offering ......................................                 8,109,289

Risk Factors .................................                 This offering involves a high degree of risk. See "Risk Factors."

Use of Proceeds(2)..........................                   All of the proceeds of this offering will be paid to the respective selling security holders and none of the proceeds will be received by our company. We anticipate that proceeds received from exercise of any warrants will be used for working capital purposes.  See "Use of
                                                               Proceeds."

Nasdaq SmallCap
Market Symbol..........................                        TSTF


----------------

(1) As of June 13, 2000. Does not include:

       - Options to purchase 1,714,285 Shares reserved for issuance under our 2000 Employee Stock Option Plan of which none are issued and outstanding and options to purchase 44,542 Shares issued and outstanding under our 1990 Employee Stock Option Plan, which expired in April, 2000.

       - Options to purchase 181,428 Shares issued and outstanding under our 1990 Senior Management Plan, which expired in April, 2000.

       - Options to purchase 30,714 Shares issued and outstanding under our 1990 Non-Executive Director Plan, which expired in April, 2000. At our most recent annual meeting on April 13, 2000, our stockholders approved our 2000 Non-Executive Director Stock Option Plan, pursuant to which no options have been granted.

       - Up to approximately 228,536 Shares reserved for issuance upon exercise of outstanding warrants.


(2) We will receive approximately $578,998.33 in proceeds if all of the warrants being registered in this prospectus are exercised.

                           SELECTED FINANCIAL DATA
                (amounts in thousands, except per share data)

The following table sets forth selected consolidated financial data of our historical operations for each of the five years in the period ended September 30, 1999 and for each of the six month periods ended March 31, 1999 and 2000, respectively. The selected financial data related to (Loss) Earnings per share and weighted average shares outstanding have been restated for all periods presented to consider the 3.5 for 1 reverse stock split that was effective June 2, 2000.

                                               Fiscal Year Ended September 30,                         Six Months Ended March 31,
                            -----------------------------------------------------------------------    --------------------------
                              1995           1996             1997            1998          1999(2)         1999          2000
Revenues                    $ 73,821      $ 100,927        $ 122,559        $139,435       $244,830        $94,947      $161,824

Direct Expenses               68,530         92,490          113,894         129,747        228,294         88,343       152,443

Gross Profit                   5,291          8,437            8,665           9,688         16,536          6,604         9,381

Selling, General &
Administrative
Expenses (includes
Depreciation
and Amortization)              7,547          8,801           11,316           8,050         13,305          5,489         7,869

(Loss) Income From            (2,256)          (364)          (2,651)          1,638          3,231          1,115         1,512
Operations

Net (Loss) Income           $ (3,316)     $    (597)       $  (2,832)       $  2,703       $  1,776        $   862      $    626

(Loss) Earnings per
 share (1)

   Basic                    $  (0.85)     $   (0.12)       $   (0.52)       $   0.49       $   0.25        $  0.14       $  0.08
   Diluted                  $  (0.85)     $   (0.12)       $   (0.52)       $   0.49       $   0.25        $  0.14       $  0.08

Weighted average
shares outstanding (1)
   Basic                       3,884          4,812            5,449           5,506          7,128          6,274         7,958
   Diluted                     3,884          4,812            5,449           5,544          7,145          6,319         8,019


                                                  As of September 30,                                As of March 31,
                         -------------------------------------------------------------------      ---------------------
BALANCE SHEET              1995            1996          1997           1998         1999(2)        1999         2000
DATA:
Assets                   $ 13,816        $14,800      $ 14,163         $16,648       $36,382       $33,288      $38,786

Liabilities                10,967          7,632         9,291           8,774        19,417        17,199       20,975

Long-Term Debt                175            100            89           2,981         4,502         4,772        4,026

Working Capital
(Deficiency)               (4,771)           286        (1,401)          3,319         2,968           877        4,051

Shareholders' Equity     $  2,849        $ 7,168      $  4,872         $ 7,874       $16,965       $16,089      $17,811



----------------------------
1. In accordance with Statement of Accounting Standards 128, basic and diluted earnings (loss) per shares have replaced primary and diluted earnings (loss) per share.

2. On January 25, 1999, we acquired the TeamStaff Companies through the issuance of 2,352 shares of TeamStaff, Inc. common stock and $3,200 in cash in exchange for all capital stock of the TeamStaff Companies and for the repayment of debt.

                                  RISK FACTORS

       An investment in the securities offered hereby involves a high degree of risk. The following factors, in addition to those discussed elsewhere, should be considered carefully in evaluating us and our business. An investment in the securities is suitable only for those investors who can bear the risk of loss of their entire investment.

       WE HAVE GRANTED TO OUR LENDER A SECURITY INTEREST IN OUR ASSETS AND UPON A DEFAULT THE LENDER MAY FORECLOSE ON OUR ASSETS.

       We have granted security interests with respect to substantially all of our assets to secure certain of our indebtedness. In the event we default on our secured obligations, the secured creditor could declare our indebtedness to be immediately due and payable and foreclose on the assets securing the defaulted indebtedness. Moreover, to the extent that all of our assets continue to be pledged to secure outstanding indebtedness, such assets will not be available to secure additional indebtedness. Our loan agreement with our institutional lender restricts our ability to incur additional indebtedness and may limit our ability to obtain additional financing on terms favorable to us or at all.

       WE MAY ACQUIRE ADDITIONAL COMPANIES WHICH MAY RESULT IN ADVERSE EFFECTS ON OUR EARNINGS.

       We may at times become involved in discussions with potential acquisition candidates. Any acquisition that we may consummate may have an adverse effect on our liquidity and earnings and may not be profitable to us. In the event that we consummate an acquisition or obtain additional capital through the sale of debt or equity to finance an acquisition, current shareholders may experience dilution in their shareholder's equity.

       SIGNIFICANT GROWTH THROUGH ACQUISITIONS MAY ADVERSELY AFFECT OUR MANAGEMENT AND OPERATING SYSTEMS.

       We completed two significant acquisition during the past eighteen months and intend to continue to pursue a strategy of acquiring compatible businesses in the future. Our growth is making significant demands on our management, operations and resources, including working capital. If we are not able to effectively manage our growth, our business and operations will be materially harmed. To manage growth effectively, we will be required to continue to improve our operational, financial and managerial systems, procedures and controls, hire and train new employees while managing our current operations and employees. Historically, our cash flow from operations has been insufficient to expand operations and sufficient capital may not be available in the future.

       OUR PAYROLL BUSINESS MAY BE ADVERSELY AFFECTED IF THERE IS AN ECONOMIC DOWNTURN IN THE CONSTRUCTION BUSINESS.

       Although we have expanded our services to a number of industries, our payroll service business continues to rely to a material extent on the construction industry. During the last fiscal year, construction related business accounted for approximately 70% of our total gross margin. Accordingly, if there is a slowdown in construction activities, it may affect our revenues and profitability. Management believes our reliance on the construction business will continue to decline as our customer base expands and becomes more diversified.

       UNFAVORABLE INTERPRETATIONS OF GOVERNMENT LAWS MAY HARM OUR OPERATIONS.

       Our operations are affected by many federal, state and local laws relating to labor, tax, insurance and employment matters and the provision of managed care services. Many of the laws related to the employment relationship were enacted before the development of alternative employment arrangements, such as those that we provide, and do not specifically address the obligations and responsibilities of non-traditional employers. The unfavorable resolution of unsettled interpretive issues concerning our relationship could have a material adverse effect on our results of operations, financial condition and liquidity. Uncertainties arising under the Internal Revenue Code of 1986 include, but are not limited to, the qualified tax status and favorable tax status of certain benefit plans we and other alternative employers provide. In addition, new laws and regulations may be enacted with respect to our activities which may also have a material adverse effect on the Company's business, financial condition, results of operations and liquidity.

       OUR FINANCIAL CONDITION MAY BE AFFECTED BY INCREASES IN HEALTH CARE AND WORKERS' COMPENSATION INSURANCE COSTS.

       Health care costs, insurance premiums and workers' compensation insurance coverage comprise a significant part of our operating expenses. Accordingly, we use managed care procedures in an attempt to control these costs. Changes in health care and workers' compensation laws or regulations may result in an increase in our costs and we may not be able to immediately incorporate such increases into the fees charged to clients because of its existing contractual arrangements with clients. As a result, any such increases in these costs could have a material adverse effect on our financial condition, results of operations and liquidity.

       WE MAY NOT BE ABLE TO OBTAIN ALL OF THE LICENSES AND CERTIFICATIONS THAT WE NEED TO OPERATE.


         State and federal authorities extensively regulate the managed health care industry and some of our arrangements relating to specialty managed care services or the maintenance or operation of health care provider networks require us to satisfy operating, licensing or certification requirements. Any further expansion of the range of specialty managed care services that we offer is likely to require that we satisfy additional licensing and regulatory requirements. If we are unable to obtain or maintain all of the required licenses or certifications that we need, we could experience material adverse effects on our results of operations, financial condition and liquidity.

       HEALTH CARE OR WORKERS' COMPENSATION REFORM COULD IMPOSE UNEXPECTED BURDENS ON OUR ABILITY TO CONDUCT OUR BUSINESS.

       Regulation in the health care and workers' compensation fields continues to evolve, and we cannot predict what additional government regulations affecting our business may be adopted in the future. Changes in any of these laws or regulations may adversely impact the demand for our services, require that we develop new or modified services to meet the demands of the marketplace, or require that we modify the fees that we charge for our services. Any such changes may adversely impact our competitiveness and our financial condition.

       IF WE LOSE OUR QUALIFIED STATUS FOR CERTAIN TAX PURPOSES, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

       Several years ago, the Internal Revenue Service established an Employee Leasing Market Segment Group for the purpose of identifying specific compliance issues prevalent in certain segments of the PEO industry. One issue that arose in the course of these audits is whether PEOs should be considered the employers of worksite employees under Internal Revenue Code provisions applicable to employee benefit plans, which would permit PEOs to offer benefit plans that qualify for favorable tax treatment to worksite employees. If the IRS concludes that PEOs are not employers of worksite employees for purposes of the Internal Revenue Code, we would need to respond to the following adverse implications:

       -- the tax qualified status of our 401(k) plan could be revoked and our cafeteria plan may lose its favorable tax status;

       -- worksite employees would not be able to continue to participate in such plans or in other employee benefit plans;

       -- we may no longer be able to assume the client company's federal employment tax withholding obligations;

       -- if such a conclusion were applied retroactively, then employees' vested account balances would become taxable immediately, the Company would lose its tax deduction to the extent contributions were not vested, the plan trust would become a taxable trust and penalties and additional taxes for prior periods could be assessed.

       In such a circumstance, we would face the risk of client dissatisfaction as well as potential litigation, and our financial condition, results of operations and liquidity could be materially adversely affected.

       WE MAY BE HELD LIABLE FOR THE ACTIONS OF OUR CLIENTS AND EMPLOYEES AND THEREFORE INCUR UNFORESEEN LIABILITIES.

       A number of legal issues with respect to the co-employment arrangements among PEOs, their clients and worksite employees remain unresolved. These issues include who bears the ultimate liability for violations of employment and discrimination laws. As a result of our status as a co-employer, we may be liable for violations of these or other laws despite contractual protections. While our client service agreements generally provide that the client is to indemnify us for any liability caused by the client's failure to comply with its contractual obligations and the requirements imposed by law, we may not be able to collect on such a contractual indemnification claim and may then be responsible for satisfying such liabilities. In addition, worksite employees may be deemed to be our agents, which could make us liable for their actions.

       OUR STAFFING OF HEALTHCARE PROFESSIONALS EXPOSES US TO POTENTIAL MALPRACTICE LIABILITY.

       Through our TeamStaff Rx subsidiary, we engage in the business of contract staffing of temporary and permanent healthcare professionals. The placement of such employees increases our potential liability for negligence and professional malpractice of those employees. Although TeamStaff is covered by liability insurance which we deem reasonable under the circumstances, not all of the potential liability we face will be fully covered by insurance. Any significant adverse claim which is not covered by insurance may have a material adverse effect on us.

       WE MAY NOT BE FULLY COVERED BY THE INSURANCE WE PROCURE.

       Although we carry liability insurance, the insurance we purchase may not be sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints. In addition, sufficient insurance may not be available to us in the future on satisfactory terms or at all. If the insurance we carry is not sufficient to cover any judgments, settlements or costs relating to any present or future claims, suits or complaints, our business, financial condition, results of operations and liquidity could be materially adversely affected.

       OUR BUSINESS WILL SUFFER IF OUR SERVICES ARE NOT COMPETITIVE.

       Each of the payroll, temporary employee placement and the employee leasing industries are characterized by vigorous competition. Since we compete with numerous entities that have greater resources than us in each of our business lines, our business will suffer if we are not competitive in with respect to each of the services we provide. We believe that our major competitors with respect to its payroll and accounting services are Automatic Data Processing, Inc., Ceridian Corp. and Paychex, Inc. and with respect to employee placement (including temporary placements and employee leasing), Butler Arde, Tech Aid, Inc., Comp Health, Staff Leasing, Inc. and Administaff, Inc. These companies have greater financial and marketing resources than do we. We also compete with manual payroll systems and computerized payroll services provided by banks, and smaller independent companies.

       IF WE CANNOT OBTAIN SUFFICIENT LEVELS OF TEMPORARY EMPLOYEES, OUR BUSINESS MAY BE AFFECTED.

       Two of our subsidiaries, Team Solutions, and TeamStaff Rx are temporary employment agencies which depend on a pool of qualified temporary employees willing to accept assignments for our clients. The business of these subsidiaries is materially dependent upon the continued availability of such qualified temporary personnel. Our inability to secure temporary personnel would have a material adverse effect on our business.

       SINCE WE HAVE NOT PAID DIVIDENDS ON OUR COMMON STOCK YOU CANNOT EXPECT INCOME FROM AN INVESTMENT IN OUR COMMON STOCK.

       We have not paid any dividends on our common stock since our inception and do not contemplate or anticipate paying any dividends on our common stock in the foreseeable future. We may not pay dividends on our common stock unless we have earnings or capital surplus and our lender prohibits us from paying dividends without its prior consent. Therefore, holders of our common stock may not receive any dividends on their investment in us. Earnings, if any, will be retained and used to finance the development and expansion of our business.

       WE HAVE SOLD RESTRICTED SHARES OF COMMON STOCK WHICH MAY DILUTE OUR STOCK PRICE WHEN THEY ARE SELLABLE UNDER RULE 144.


       Of the 7,980,718 issued and outstanding shares of our common stock prior to this offering, approximately 3,183,300 shares may be deemed "restricted shares" and, in the future, may be sold in compliance with Rule 144 under the Act. Possible or actual sales of our common stock by our present shareholders under Rule 144 may, in the future, have a depressing effect on the price of our common stock in the open market. Rule 144 provides that a person holding restricted securities which have been outstanding for a period of one year after the later of the issuance by our company or sale by an affiliate of our company, may sell in brokerage transactions an amount equal to 1% of our company's outstanding common stock every three months. A person who is a "non-affiliate" of our company and who has held restricted securities for over two years is not subject to the aforesaid volume limitations as long as the other conditions of the Rule are met. In addition, on a pre-reverse split basis, (1) we have previously registered approximately 6,700,000 shares on behalf of selling stockholders and (2) have outstanding 898,400 previously registered shares under our stock option plans. The sale of these shares may have a depressive effect on the market for our common stock.

       WE MAY ISSUE PREFERRED STOCK WITH RIGHTS SENIOR TO OUR COMMON STOCK WHICH MAY ADVERSELY IMPACT THE VOTING AND OTHER RIGHTS OF THE HOLDERS OF OUR COMMON STOCK.

       Our certificate of incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors up to an aggregate of 5,000,000 shares of preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which would adversely affect the voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company, which could have the effect of discouraging bids for our company and thereby prevent stockholders from receiving the maximum value for their shares. Although we have no present intention to issue any shares of our preferred stock in order to discourage or delay a change of control of our company, we may do so in the future.

                            SELLING SECURITY HOLDERS


                                                       SHARES                                                            PERCENTAGE
                                                       OWNED                                           SHARES            OF SHARES
                                                       PRIOR TO                SHARES                  OWNED             OWNED
NAME AND ADDRESS OF                                    OFFERING                OFFERED                 AFTER             AFTER
SECURITY HOLDER                                        (1)(2)                                          OFFERING          OFFERING
Warren M. Cason, Sr. (11)                              634,473(3)              634,473(3)               -                 --

Kirk A. Scoggins (11)                                  939,123(4)              939,123(4)               -                 -

Dorothy Cason (11)                                      45,811(5)               45,811(5)               -                 --

Warren Cason, Jr., trustee,                            522,825(6)              522,825(6)               _                 _
Dorothy C. Cason 1997
Three Year Grantor Retained Annuity Trust (11)

Melissa C. Scoggins, trustee,                          206,149(7)              206,149(7)               _                 _
Kirk A. Scoggins 1997
Three Year Grantor Retained Annuity Trust (11)

Raymond James & Assoc., Inc.                            96,289(8)               96,289(8)               -                 -

Donald & Co. Securities, Inc.                           85,714(9)               85,714(9)               -                 -

SR Capital Partners, LLC                                35,714(10)              35,714(10)              -                 -

------------------------

1. Includes all shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each individual has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned).

2.     See "Plan of Distribution"


3. Shares directly held by listed shareholder. Does not include 526,825 shares held in the Dorothy C. Cason 1997 Three Year Grantor Retained Annuity Trust, Warren Cason, Jr., trustee, and 45,811 shares held by Dorothy C. Cason, his spouse.



4. Shares directly held by listed shareholder. Does not include 206,149 shares held in the Kirk A. Scoggins 1997 Three Year Grantor Retained Annuity Trust, Melissa C. Scoggins, trustee. Does not include 28,571 shares issued to Mr. Scoggins, a director of TeamStaff, pursuant to our Senior Management Stock Option Plan.



5. Shares directly held by listed shareholder. Does not include 526,825 shares held in the Dorothy C. Cason 1997 Three Year Grantor Retained Annuity Trust, Warren Cason, Jr., trustee; and 634,473 shares held by Warren M. Cason, Sr., her spouse.



6. Shares directly held by listed shareholder. Does not include 634,473 shares directly held by Warren M. Cason, Sr.; and 45,811 shares held by Dorothy C. Cason.



7. Shares directly held by listed shareholder. Does not include 939,123 directly held by Kirk A. Scoggins.



8. 7,143 shares issuable upon exercise of warrants issued to the holder and 89,145 shares issued to the shareholder as compensation for services rendered as our investment banker in connection with the acquisition by Digital Solutions, Inc. of the TeamStaff companies.



9. Shares issuable upon exercise of warrants. Teamstaff retained Donald & Co. Securities, Inc. to act as investment bankers pursuant to an agreement dated November 29, 1999. As compensation for its services, we issued 100,000 warrants to Donald & Co., which are exercisable at $4.151 per share. Mr. Skiptunis is an employee of Donald & Co. and received 14,286 of the warrants.



10. Shares issuable upon exercise of warrants. Mr. Raymond Skiptunis is the principal owner and officer of SR Capital Partners, LLC. Mr. Skiptunis served as the Chief Executive Officer of Teamstaff until 1996. 21,428 of the warrants held by SR Capital Partners have an exercise price of $5.25 per share and 14,286 warrants are exercisable at $4.151 per share.


11. Pursuant to a registration rights agreement dated January 25, 1999, we are only required to register 33.3% of the listed shares per year commencing on the first anniversary of the registration rights agreement (January 25, 2000). Certain of the shares are being held in escrow to satisfy possible claims for indemnification which may be made under the documents governing the acquisition of the former TeamStaff Companies. Accordingly, the listed holder may only sell a maximum of 33.3% of the listed shares per year following the effectiveness of this registration statement.

                              PLAN OF DISTRIBUTION

       The common stock covered by this prospectus, including the shares underlying the warrants which will be issued by Teamstaff upon the exercise by the holders of the warrants, may be offered and sold from time to time by the selling security holders, and pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling security holders as a pledge, gift or other non-sale related transfer, including in one or more of the following transactions:

       -      on the over the counter market;

       - in transactions other than on the over the counter market such as private resales;

       -      in connection with short sales;

       -      by pledge to secure debts and other obligations;

       - in connection with the writing of options, in hedge transactions, and in settlement of other transactions in standardized or over-the-counter options;

       -      in a combination of any of the above transactions; or

       - pursuant to Rule 144 under the Securities Act, assuming the availability of an examination from registration.

       The selling security holders may sell their shares at market prices prevailing at the time of sale, at prices related to prevailing market prices, at negotiated prices, or at fixed prices.

       Broker-dealers that are used to sell shares will either receive discounts or commissions from the selling shareholders, or will receive commissions from the purchasers for whom they acted as agents.

       The selling security holders and intermediaries through whom shares are sold may be deemed underwriters within the meaning of the Securities Act with respect to the shares offered.

       There can be no assurance that the selling security holders will sell all or any of the common stock.

       We have agreed to keep this prospectus effective for a period expiring on the earlier of the date on which all of the selling security holders' shares have been sold or the date on which all such shares are eligible for sale pursuant to Rule 144 under the Securities Act.

       The selling shareholders and us have agreed to customary indemnification obligations with respect to the sale of common stock by use of this prospectus.

                             REPORTS TO SHAREHOLDERS

       Our company distributes annual reports to its stockholders, including financial statements examined and reported on by independent public accountants, and will provide such other reports as management may deem necessary or appropriate to keep stockholders informed of our company's operations.

                                  LEGAL MATTERS

       The legality of the offering of the shares will be passed upon for us by Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York l00l7.

                                     EXPERTS

       The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             ADDITIONAL INFORMATION

       Our company has filed a Registration Statement under the Act with the Securities and Exchange Commission, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to our company and such securities, reference is made to the registration statement and to the exhibits and schedules filed therewith. Each statement made in this prospectus referring to a document filed as an exhibit to the registration statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. The registration statement, including exhibits thereto, may be inspected without charge to anyone at the office of the Commission, and copies of all or any part thereof may be obtained from the Commission's principal office in Washington, D.C. upon payment of the Commission's charge for copying.

                           FORWARD LOOKING STATEMENTS

       Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). TeamStaff, Inc. desires to avail itself of certain "safe harbor" provisions of the 1995 Reform Act and is therefore including this special note to enable the Company to do so. Forward-looking statements included in this report involve known and unknown risks, uncertainties, and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, risks associated with the Company's risks of current as well as future acquisitions, risks from potential workers compensation claims and required payments, risks associated with payroll and employee related taxes which may require unanticipated payments by the Company, liabilities associated with the company's status under certain federal and state employment laws as a co-employer, effects of competition and technological changes and dependence upon key personnel.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

       Expenses in connection with the issuance and distribution of the securities being registered herein are estimated.

                                                                                                            Amount
                                                                                                            --------
Securities and Exchange Commission
 Registration Fee..........................................................................................$2,634.51
Printing and Engraving Expenses............................................................................  $5,000*
Accounting Fees and Expenses............................................................................... $12,500*
Legal Fees and Expenses.................................................................................... $35,000*
Blue Sky Fees and Expenses................................................................................   $2,000*
Transfer Agent and Registrar Fees..........................................................................  $2,000*
Miscellaneous Fees and Expenses..............................................................................$1,500*

                                    Total................................................................$60,634.51*
                                                                                                         ===========

* Estimated.

ITEM 15    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Our company's By-Laws require us to indemnify, to the full extent authorized by Section 14A:3-5 of the New Jersey Business Corporation Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of our company or any predecessor of our company is or was serving at the request of our company or a predecessor of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

       Section 14A:3-5 of the New Jersey Business Corporation Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

       In accordance with Section 14A:2-7 of the New Jersey Business Corporation Act, our company's Certificate of Incorporation eliminates the personal liability of officers and directors to our company and to stockholders for monetary damage for violation of a director's duty owed to our company or our shareholders, under certain circumstances.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, our company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

ITEM 16.  EXHIBITS


       The exhibits designated with an asterisk (*) were filed with the initial submission of this registration statement on form S-3 (File No. 333-38356), filed with the Commission on June 1, 2000. The exhibits designated with (**) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs. 20l.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.



EXHIBIT NO.                              DESCRIPTION
----------                               -----------
2.1         --               Plan and Agreement of Merger and
                             Reorganization dated as of October 29, 1998 among the Company, the Merger
                             Corporations, the TeamStaff Entities and certain individuals and trusts as shareholders of the TeamStaff Entities
                             (filed as Exhibit A to Proxy Statement of
                             Digital Solutions, Inc, dated November 12,
                             1998).

2.2         -                Form of Asset Purchase Agreement dated as
                             of April 7, 2000 by and between TeamStaff
                             Inc., Teamstaf V, Inc., Outsource
                             International, Inc. and Synadyne I, Inc.,
                             Synadyne II, Inc., Synadyne III, Inc.,
                             Synadyne IV, Inc., Synadyne V, Inc.,
                             Guardian Employer East LLC and Guardian
                             Employer West LLC . (Filed as Exhibit 3.1 to Form 8-K dated April 19, 2000).

3.1         --               Amended and Restated Certificate of
                             Incorporation of Registrant (Filed as
                             Exhibit A to Definitive Proxy Material
                             dated July 20, 1990).

3.1.1       --               Form of Amendment to Amended and Restated
                             Certificate of Incorporation (filed as
                             Exhibit G to our company's Proxy Statement dated November 12, 1998 as filed with the Securities and Exchange Commission).



3.1.2       --               Amended and Restated Certificate of Incorporation
                             (filed as Exhibit A to our Definitive Proxy
                             Statement dated May 1, 2000 as filed with the Securities and Exchange Commission).

3.2         --               By-Laws of Registrant (Exhibit 10.1 to Form 8-K
                             dated March 2l, 1990)

4.1*        -                Form of Warrant issued to Raymond James &
                             Associates, Inc.

4.2*        -                Form of Warrant issued to Donald & Co. Securities,
                             Inc.

4.2.1*      -                Form of Warrant issued to Donald & Co. Securities,
                             Inc.

4.3*        -                Form of Warrant issued to SR Capital Partners, LLC.


5.1**       -                Opinion of Goldstein & DiGioia, LLP re: Legality of
                             Shares


10.2        --               Employment Agreement with Donald Kappauf (Exhibit 3
                             to Form 8-K dated May 17, 1990).

10.4        --               Agreement between Registrant and First
                             Fidelity Bank, N.A. (Exhibit 10.4 to Form
                             10-K for fiscal year ended September 30,
                             1991).

10.5        --               Agreement between Registrant and
                             Midatlantic Banks, Inc. dated October 11,
                             1991 (Exhibit 10.5 to Form 10-K for fiscal year ended September 30, 1991).

10.6        --
                             Lease dated 10/15/91 for office space at 4041 Hadley Road, South Plainfield, New Jersey (Exhibit 10.6 to Form 10-K for fiscal year ended September 30, 1991).

10.7        --               Employment Agreement between Karl Dieckmann
                             and our company dated November 1, 1991
                             (Exhibit 10.7 to Form 10-K for fiscal year ended September 30, 1991).

10.6.1      --               Lease dated May 30, 1997 for office space
                             at 300 Atrium, Somerset, New Jersey
                             (Exhibit 10.6.1 to Form 10-K for the fiscal year ended September 30, 1997).

10.15.1     --               Employment agreement between George J. Eklund and
                             our company dated March 12, 1996 (Exhibit
                             10.15.1 to Form 10-K for the fiscal year ended September 30, 1997).

10.15.2     --               Amended employment agreement between George
                             J. Eklund and our company dated December
                             16, 1997 (Exhibit 10.15.2 to Form 10-K for
                             the fiscal year ended September 30, 1997).

10.16.1     --               Seventh Amended Loan Agreement between
                             Registrant and Summit Bank and sixth
                             amended Promissory Note (Exhibit 10.16.1 to Form 10-K for the fiscal year ended
                             September 30, 1997).

10.17       --               Loan and Security Agreement dated April 28,
                             1998 among Digital Solutions, Inc. and
                             FINOVA  Capital Corporation (Filed as
                             Exhibit 10.17 to Form 10-K filed January
                             12, 1999).

10.18       --               Secured Promissory Note in the principal
                             amount of $2,500,000 dated April 28, 1998 in favor of FINOVA Capital Corporation
                             (Filed as Exhibit 10.18 to Form 10-K  filed
                             January 12, 1999).

10.19       --               Stock Pledge Agreement (Security Agreement)
                             dated April 28, 1998 between FINOVA Capital
                             Corporation and Digital Solutions, Inc.
                             (Filed as Exhibit 10.19 to Form 10-K filed
                             January 12, 1999).

10.20       --               Employment Agreement between our company
                             and Kirk Scoggins dated January 25, 1999
                             (Filed as Exhibit 10.1 to Form 8-K dated
                             January 25, 1999).

10.21       --               Registration Rights Agreement between our
                             company and certain former shareholders of the TeamStaff Companies dated as of January
                             25, 1999 (Filed as Exhibit 10.2 to Form 8-K dated January 25, 1999).

10.22       --               Amended and Restated Loan and Security
                             Agreement between our company and Finova
                             Capital Corporation dated January 25, 1999
                             (Filed as Exhibit 10.3 to Form 8-K dated
                             January 25, 1999).

10.23       --               Amended and Restated Note in the principal
                             amount of $2,166,664 dated January 25, 1999
                             (Filed as Exhibit 10.4 to Form 8-K dated
                             January 25, 1999).

10.24       --               Secured Note in the amount of $2,500,000 in
                             favor of Finova Capital Corporation dated
                             January 25, 1999 (Filed as Exhibit 10.5 to
                             Form 8-K dated January 25, 1999).

10.25       --               Secured Note in the amount of $750,000 in
                             favor of Finova Capital Corporation dated
                             January 25, 1999 (Filed as Exhibit 10.6 to
                             Form 8-K dated January 25, 1999).

10.26       --               Schedule to Amended and Restated Loan
                             Agreement dated January 25, 1999 with
                             Finova Capital Corporation (Filed as
                             Exhibit 10.7 to Form 8-K dated January 25,
                             1999).

10.27*      -                Form of Agreement between Teamstaff and
                             Donald & Co. Securities, Inc.

10.28 First Amendment to the Amended and Restated Schedule to the Amended and Restated Loan and Security Agreement among TeamStaff, Inc. and its Subsidiaries as Co-Borrowers and FINOVA Capital Corporation dated April 7, 2000 (Filed as Exhibit 10.1 to Form 8-K dated April 19, 2000).

10.29 Second Amended and Restated Secured Promissory Note A dated April 7, 2000 in the principal amount of $1,541,659 payable to FINOVA Capital Corporation (Filed as
                             Exhibit 10.2 to Form 8-K dated April 19,
                             2000).

10.30 Amended and Restated Secured Promissory Note B dated April 7, 2000 in the principal amount of $1,899,996 payable to FINOVA Capital Corporation (Filed as Exhibit 10.3 to Form 8-K dated April 19, 2000).

10.31 Secured Promissory Note C dated April 7, 2000 in the principal amount of $4,000,000 payable to FINOVA Capital Corporation (Filed as Exhibit 10.4 to Form 8-K dated April 19, 2000).

10.32* Employment Agreement dated October 1, 1999 between our company and Donald Kappauf.

10.33* Employment Agreement dated October 1, 1999 between our company and Donald Kelly.

21          --               Subsidiaries of  Registrant (Filed as Exhibit 21
                             to Form 10-K dated January 11, 2000).

23.1 **      --             Consent of Arthur Andersen LLP.

23.2 **      -              Consent of Goldstein & DiGioia, LLP, contained
                            in exhibit 5.


ITEM 17.    UNDERTAKINGS

       The undersigned registrant hereby undertakes:

       A.     (1)     To file, during any period in which offers or sales are
              being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                     provided, however, that paragraphs (a)(1)(i) - (a)(1)(iii)
              do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with and furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) For purposes of determining any liability under the Securities Act of 1933, each filing of our company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the

                     Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey, on the 21st day of June, 2000.


                               TEAMSTAFF, INC.

                                By: /s/Donald W. Kappauf
                                    ------------------------
                                Donald W. Kappauf
                                President, Chief Executive Officer and Director

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below substitutes and appoints Donald W. Kappauf or Donald Kelly as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be don in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            Signature                           Capacity                            Date
            ---------                           --------                            ----
/s/Donald W. Kappauf                President, Chief Executive                      May 23, 2000
-----------------------             Officer and Director
Donald W. Kappauf

/s/Karl W. Dieckmann                Chairman of the Board                           May 23, 2000
-----------------------
Karl W. Dieckmann

/s/Charles R. Dees                  Director                                        May 23, 2000
-----------------------
Charles R. Dees

/s/Martin J. Delaney                Director                                        May 23, 2000
-----------------------
Martin J. Delaney


/s/John H. Ewing                    Director                                        May 23, 2000
-----------------------
 John H. Ewing

/s/William J. Marino                Director                                        May 23, 2000
-----------------------
William J. Marino

/s/ Rocco Marano                    Director                                        May 23, 2000
-----------------------
Rocco Marano

/s/Kirk A. Scoggins                 Director                                        May 23, 2000
-----------------------
Kirk A. Scoggins

/s/Donald T. Kelly                  Chief Financial Officer and                     May 23, 2000
-----------------------             Principal Accounting Officer
Donald T. Kelly


                                                                 EXHIBIT 4.1

         NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         THIS WARRANT IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTMENT BANKING AGREEMENT OF EVEN DATE (THE "AGREEMENT").

                     THE TRANSFERABILITY OF THIS WARRANT IS
                      RESTRICTED AS PROVIDED IN SECTION 2

No. W-                                                      February 23, 1998

                            DIGITAL SOLUTIONS, INC.


                         COMMON STOCK PURCHASE WARRANT

          For good and valuable consideration, the receipt of which is hereby acknowledged by Digital Solutions, Inc., a New Jersey corporation (the "Company"), Raymond James & Associates, Inc. is hereby granted the right to purchase, at any time from the date hereof until 5:00 P.M., New York City time, on February 5, 2003 (the "Warrant Exercise Term"), up to 25,000 paid and non-assessable shares (the "Warrant Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock").

          This Warrant is exercisable at a per share price of $2.0563 (the "Exercise Price") payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section l hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal executive offices (presently located at 300 Atrium Drive, Somerset, New Jersey 008873) the registered holder of the Warrant ("holder") shall be entitled to receive a certificate or certificates for the shares of Common

Stock so purchased.

          1.   Exercise of Warrant.

          1.1 (a) The purchase rights represented by this Warrant are exercisable at the option of the holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

          1.1 (b) Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrants represented by such Holder's Warrant Certificate, in whole or in part (a "Warrant Exchange"), into the number of fully paid and non-assessable Warrant Shares determined in accordance with this Section 1.1 (b), by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants (the "Total Share Number") to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange, or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Effective upon the Exchange Date, the Warrant Certificate shall be deemed to represent the right to receive, and shall be exchanged for (I) the number of Warrant Shares (rounded to the nearest integer) equal to (A) the Total Share Number less (B) the number of Warrant Shares equal to the quotient obtained by dividing (i) the product of the Total Share Number and the then current Exercise Price per Warrant Share by (ii) the current Market Price (as hereafter defined) of a share of Common Stock; and
(II) if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Holder's Warrant. Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Holder's Warrant Certificate (the "New Warrant Certificate"), shall be issued as of the Exchange Date and delivered to the Holder within five (5) business days following the Exchange Date.

          As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price for the date preceding the Exchange Date, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

          1.2 The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          1.3 In case at any time or from time to time the Company shall subdivide as a whole, split or combine (reverse split) its Common Stock or issue a dividend payable in shares, this Warrant shall be adjusted so that immediately thereafter the holder shall be entitled to receive upon exercise the number of shares of Common Stock or other securities which the holder would have owned or been entitled to receive after the happening of any such event if the holder had exercised this Warrant immediately prior to the happening of such event (or the record date thereof, if there shall be one), and the Warrant Exercise Price then in effect shall be correspondingly adjusted so that the aggregate price payable upon the exercise of the Warrant shall be the same as it was immediately prior to the adjustment.

          1.4 In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon exercise of the Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company for which the Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and the Exercise Price per share shall be correspondingly adjusted so that the aggregate price payable upon the exercise of the Warrant shall be the same as it was immediately prior to the adjustment. The above provisions of this Section l.4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          1.5 The Company shall not be required to issue fractional shares of Common Stock upon exercise of the Warrant but shall pay for any such fraction of a share an amount in cash equal to the then Current Market Price Per Share of one share of common Stock multiplied by such fraction.

          1.6 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

          2.  Restrictions on Transfer.

          (a) The holder acknowledges that he has been advised by the Company that this Warrant and the Warrant Shares (collectively the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the holder contained herein. The holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The holder represents and warrants that he has acquired this Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The holder acknowledges that the securities shall bear the following legend:

          "These securities have not been registered under the Securities Act of 1933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned except pursuant to an effective registration statement with respect thereto under such Act or an opinion of counsel to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act."

          3.  Registration Rights.

          3.1 The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any registration statement under the Securities Act of 1933 (the "Act") covering securities of the Company, except on Forms S-4 or S-8, and upon the request of any such holder within ten days after the receipt of such notice, include in any such registration statement all of the Warrant Shares issuable to any holder requesting the inclusion of its Warrant Shares in such registration and such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in Subsection
3.2 of this Section 3. Such holders shall furnish information and indemnification as set forth in Subsection 3.2 of this Section 3. For the purpose of the foregoing, inclusion of the Warrant Shares in a Registration Statement pursuant to this sub-paragraph 3.l under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement, if so requested by the underwriters of a firm commitment public offering, shall be deemed to be in compliance with this sub-paragraph 3.l. If the registration statement is for a shelf registration, the Company shall keep such registration statement effective until the earlier of (i) the date all the Warrant Shares shall have been sold, or (ii) the date which is 90 days after the commencement of such sales shall be permitted under such registration statement.

          3.2 The following provisions of this Section 3 shall also be applicable to the exercise of the registration rights granted under this
Section 3.l:

              (A) The foregoing registration rights shall be contingent on the holders furnishing the Company with such appropriate information (relating to the intentions of such holders) as the Company shall reasonably request in writing. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such holder shall reasonably designate.

          (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 3.l of this Section 3 notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Section 3 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

          (C) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished as set forth in the Company's written request in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such holder or any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 3 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each such case, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission which shall be based upon information furnished in writing to the Company by any such holder or underwriter expressly for use therein.

          (D) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this subsection 3.2 is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the Company or the applicable sellers, as the case may be, shall contribute to the aggregate losses, claims, damages and liabilities incurred (including legal or other expenses reasonably incurred in connection with the investigation or defending of same) by the other and for which such indemnification was sought. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities included in the registration statement (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances; provided, however, that (i) in no case shall any seller of Warrant Shares be required to contribute any amount in excess of the total public offering price of the Warrant Shares sold by such seller and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection 3.2, each person who controls any seller of Warrant Shares or the Company shall have the same rights to contribution as such seller of the Company.

          4.  Miscellaneous.

          4.1 All the covenants and agreements made by the Company in this Warrant shall bind its successors and assigns.

          4.2 No recourse shall be had for the payment of the principal of or the interest of premium, if any, on this Warrant or for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          4.3 No course of dealing between the Company and the holder hereof shall operate as a waiver of any right of any holder hereof, and no delay on the part of the holder in exercising any right hereunder shall so operate.

          4.4 This Warrant may be amended only by a written instrument executed by the Company and the holder hereof. Any amendment shall be endorsed upon this Warrant, and all future holders shall be bound thereby.

          4.5 All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to 300 Atrium Drive, Somerset, New Jersey 08873, attention of the President, or to such other address as the Company may advise the holder of this Warrant in writing. Notices shall be deemed given when mailed.

          4.6 The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New Jersey. This Warrant shall be deemed a contract made under the laws of the State of New Jersey and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

          4.7 The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

          IN WITNESS WHEREOF, DIGITAL SOLUTIONS, INC. has caused this Warrant to be executed in its corporate name by its President, and its seal to be affixed hereto.

Dated: February  23, 1998

                              DIGITAL SOLUTIONS,  INC.

[SEAL]                       By:
                                --------------------------------
                                    Donald W. Kappauf
                                    President

Attest:



-------------------------------
Secretary


                               SUBSCRIPTION FORM

TO:  Digital Solutions, Inc.
     300 Atrium Drive
     Somerset, New Jersey 08873

          The undersigned holder hereby irrevocably elects to exercise the right
to purchase                shares of Common Stock covered by this Warrant
according to the conditions hereof and
herewith makes full payment of the Exercise Price of such shares.

Kindly deliver to the undersigned a certificate representing the Shares.


                           INSTRUCTIONS FOR DELIVERY


Name:
       ------------------------------------------------------------
          (please typewrite or print in block letters)

Address:
       ------------------------------------------------------------

Dated:
       --------------------



                        Signature
                                 ----------------------------------

                                                                     EXHIBIT 4.2

          NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          THIS WARRANT IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT OF EVEN DATE (THE "SUBSCRIPTION AGREEMENT").

                     THE TRANSFERABILITY OF THIS WARRANT IS

                      RESTRICTED AS PROVIDED IN SECTION 2

No. W-136                                                     November 29, 1999

                                TEAMSTAFF, INC.

                         COMMON STOCK PURCHASE WARRANT

          For good and valuable consideration, the receipt of which is hereby acknowledged by TeamStaff, Inc., a New Jersey corporation (the "Company"), Donald & Co Securities is hereby granted the right to purchase, at any time from the date hereof until 5:00P.M., New York City time, on November 29,2002 up to 50,000 (fifty thousand) paid and non-assessable shares of the Company's Common Stock, $.001 par value per share ("Common Stock").

          This Warrant is exercisable at a per share price of $1.186 (the "Exercise Price") payable in cash or by certified or official bank check in New York Clearing House funds subject to adjustment as provided in Section 1 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal executive offices (presently located at 300 Atrium Drive, Somerset, New Jersey 08873) the registered holder of the Warrant ("holder") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

          1.   Exercise of Warrant.

          1.1. The purchase rights represented by this Warrant are exercisable at the option of the holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

          1.2 The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the holder hereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          1.3 In case at any time or from time to time the Company shall subdivide as a whole, split its Common Stock or issue a dividend payable in shares or otherwise, the number of shares of Common Stock then outstanding into a greater or lesser number of shares, the Warrant Price then in effect shall be increased or reduced proportionately, and the number of shares issuable upon exercise of this Warrant shall accordingly be increased proportionately.

          1.4 In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon exercise of the Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company for which the Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section
1.4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          1.5 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

          2.   Restrictions on Transfer.

          The holder acknowledges that he has been advised by the Company that this Warrant and the shares of Common Stock (the "Warrant Shares") issuable upon exercise thereof (collectively the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the holder contained herein. The holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The holder represents and warrants that he has acquired this Warrant and will acquire the securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The holder acknowledges that the securities shall bear the following legend:

          "These securities have not been registered under the Securities Act of 1933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion of counsel to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act."

          3.   Registration Rights.

          3.1 The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any registration statement under the Securities Act of 1933 (the "Act") covering securities of the Company, except on Forms S-4 or S-8, and upon the request of any such holder within ten days after the date of such invoice, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in Subsection 3.2 of this Section 3. Such holders shall furnish information and indemnification as set forth in Subsection 3.2 of this
Section 3. For the purpose of the foregoing, inclusion of the Warrant Shares in a Registration Statement pursuant to this sub-paragraph 3.1 under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement shall be deemed to be in compliance with this sub-paragraph 3.1.

          3.2 The following provisions of this Section 3 shall also be applicable to the exercise of the registration rights granted under this Section 3.1:

               (A) The foregoing registration rights shall be contingent on the holders furnishing the Company with such appropriate information (relating to the intentions of such holders) as the Company shall reasonably request in writing. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such holder shall reasonably designate.

               (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 3.1 of this Section 3 notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Section 3 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

               (C) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 3 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such holder or underwriter expressly for use therein.

          4.   Miscellaneous.

          4.1 All the covenants and agreements made by the Company in this Warrant shall bind its successors and assigns.

          4.2 No recourse shall be had for the payment of the principal of or the interest of premium, if any, on this Warrant or for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          4.3 No course of dealing between the Company and the holder hereof shall operate as a waiver of any right of any holder hereof, and no delay on the part of the holder in exercising any right hereunder shall so operate.

          4.4 This Warrant may be amended only by a written instrument executed by the Company and the holder hereof. Any amendment shall be endorsed upon this Warrant, and all future holders shall be bound thereby.

          4.5 All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to 300 Atrium Drive, Somerset, New Jersey 08873, attention of the President, or to such other address as the Company may advise the holder of this Warrant in writing. Notices shall be deemed given when mailed.

          4.6 The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New Jersey. This Warrant shall be deemed a contract made under the laws of the State of New Jersey and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

          4.7 The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

          IN WITNESS WHEREOF, DIGITAL SOLUTIONS, INC. has caused this Warrant to be executed in its corporate name by its Vice Chairman, and its seal to be affixed hereto.

Dated:

                                 TEAMSTAFF, INC.
Company Seal
                                 By: /s/ DONALD W. KAPPAUF
                                     ---------------------
                                     Donald W. Kappauf
                                     President & CEO

                                                                   EXHIBIT 4.21

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

          THIS WARRANT IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SUBSCRIPTION AGREEMENT OF EVEN DATE (THE "SUBSCRIPTION AGREEMENT").

                     THE TRANSFERABILITY OF THIS WARRANT IS

                       RESTRICTED AS PROVIDED IN SECTION 2

No. W-135                                                      November 29, 1999

                                 TEAMSTAFF, INC.

                          COMMON STOCK PURCHASE WARRANT

          For good and valuable consideration, the receipt of which is hereby acknowledged by TeamStaff, Inc., a New Jersey corporation (the "Company"), Donald & Co Securities is hereby granted the right to purchase, at any time from the date hereof until 5:00P.M., New York City time, on November 29, 2002 up to 300,000 (three hundred thousand) paid and non-assessable shares of the Company's Common Stock, $.001 par value per share ("Common Stock").

          This Warrant is exercisable at a per share price of $1.186 (the "Exercise Price") payable in cash or by certified or official bank check in New York Clearing House funds subject to adjustment as provided in Section 1 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal executive offices (presently located at 300 Atrium Drive, Somerset, New Jersey 08873) the registered holder of the Warrant ("holder") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

          1.   Exercise of Warrant.

          1.1 The purchase rights represented by this Warrant are exercisable at the option of the holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

          1.2 The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          1.3 In case at any time or from time to time the Company shall subdivide as a whole, split its Common Stock or issue a dividend payable in shares or otherwise, the number of shares of Common Stock then outstanding into a greater or lesser number of shares, the Warrant Price then in effect shall be increased or reduced proportionately, and the number of shares issuable upon exercise of this Warrant shall accordingly be increased proportionately.

          1.4 In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon exercise of the Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company for which the Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section
1.4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          1.5 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

           2.  Restrictions on Transfer.

           The holder acknowledges that he has been advised by the Company that this Warrant and the shares of Common Stock (the "Warrant Shares") issuable upon exercise thereof (collectively the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the holder contained herein. The holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The holder represents and warrants that he has acquired this Warrant and will acquire the securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The holder acknowledges that the securities shall bear the following legend:

          "These securities have not been registered under the Securities Act of 1933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion of counsel to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act."

          3.   Registration Rights.

          3.1 The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any registration statement under the Securities Act of 1933 (the "Act") covering securities of the Company, except on Forms S-4 or S-8, and upon the request of any such holder within ten days after the date of such invoice, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such holder designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in Subsection 3.2 of this Section 3. Such holders shall furnish information and indemnification as set forth in Subsection 3.2 of this
Section 3. For the purpose of the foregoing, inclusion of the Warrant Shares in a Registration Statement pursuant to this sub-paragraph 3.1 under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement shall be deemed to be in compliance with this sub-paragraph 3.1.

          3.2 The following provisions of this Section 3 shall also be applicable to the exercise of the registration rights granted under this Section 3.1:

                   (A) The foregoing registration rights shall be contingent on the holders furnishing the Company with such appropriate information (relating to the intentions of such holders) as the Company shall reasonably request in writing. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such holder shall reasonably designate.

                   (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 3.1 of this
Section 3 notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement pursuant to this Section 3 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                   (C) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 3 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such holder or underwriter expressly for use therein.

          4.   Miscellaneous.

          4.1 All the covenants and agreements made by the Company in this Warrant shall bind its successors and assigns.

          4.2 No recourse shall be had for the payment of the principal of or the interest of premium, if any; on this Warrant or for any claim based hereon or otherwise in any manner in respect hereof; against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          4.3 No course of dealing between the Company and the holder hereof shall operate as a waiver of any right of any holder hereof, and no delay on the part of the holder in exercising any right hereunder shall so operate.

          4.4 This Warrant may be amended only by a written instrument executed by the Company and the holder hereof. Any amendment shall be endorsed upon this Warrant, and all future holders shall be bound thereby.

          4.5 All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to 300 Atrium Drive, Somerset, New Jersey 08873, attention of the President, or to such other address as the Company may advise the holder of this Warrant in writing. Notices shall be deemed given when mailed.

          4.6 The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New Jersey. This Warrant shall be deemed a contract made under the laws of the State of New Jersey and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

          4.7 The headings of the Sections of this Warrant are inserted for convenience only and shall not he deemed to constitute a part of this Warrant.

          IN WITNESS WHEREOF, DIGITAL SOLUTIONS, INC, has caused this Warrant to be executed in its corporate name by its Vice Chairman, and its seal to be affixed hereto.

Dated:
                                               TEAMSTAFF, INC.
Company Seal
                                               By: /s/ DONALD W. KAPPAUF
                                                  --------------------------
                                                   Donald W. Kappauf
                                                   President & CEO

                                                                     EXHIBIT 4.3


NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                     THE TRANSFERABILITY OF THIS WARRANT IS
                      RESTRICTED AS PROVIDED IN SECTION 2

No. W-134                                                  January 12, 1999

                            DIGITAL SOLUTIONS, INC.


                         COMMON STOCK PURCHASE WARRANT

          For good and valuable consideration, the receipt of which is hereby acknowledged by Digital Solutions, Inc., a New Jersey corporation (the "Company"), SR Capital Partners, LLC is hereby granted the right to purchase, at any time from the date hereof until 5:00 P.M., New York City time, on January 12, 2004, up to 75,000 (Seventy-Five Thousand) fully paid and non-assessable shares of the Company's Common Stock, $.001 par value per share ("Common Stock").

          This Warrant is exercisable at a per share price of $1.50 (the "Exercise Price") payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section l hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal executive offices (presently located at 300 Atrium Drive, Somerset, New Jersey 08873) the registered holder of the Warrant ("holder") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

          1.   Exercise of Warrant

          1.1 The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

          1.2 The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          1.3 In case at any time or from time to time the Company shall subdivide as a whole, split its Common Stock or issue a dividend payable in shares or otherwise, the number of shares of Common Stock then outstanding into a greater or lesser number of shares, the Warrant Price then in effect shall be increased or reduced proportionately, and the number of shares issuable upon exercise of this Warrant shall accordingly be increased or reduced proportionately.

          1.4 In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon exercise of the Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock of the Company for which the Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section l.4 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          1.5 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

          1.6 Cashless Exercise. At any time during the Warrant Exercise Term, the Holder may, at its option, exchange the Warrants represented by such Holder's Warrant Certificate, in whole or in part (a "Warrant Exchange"), into the number of fully paid and non-assessable Warrant Shares determined in accordance with this Section 1.6, by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrants (the "Total Share Number") to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange, or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the Warrant Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor evidencing the balance of the Warrant Shares remaining subject to the Holder's Warrant certificate, shall be issued as of the Exchange Date and delivered to the Holder within three (3) days following the

Exchange Date.      In connection with any Warrant Exchange, the Holder's
Warrant certificate shall represent the right to subscribe for and acquire (1) the number of Warrant Shares (rounded to the next highest integer) equal to (A) the Total Share Number less (B) the number of Warrant Shares equal to the quotient obtained by dividing (i) the product of the Total Share Number and the then current Exercise Price per Warrant Share by (ii) the current Market Price (as hereafter defined) of a share of Common Stock.

          As used herein, the phrase "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sale takes place on such day, the average of the last reported sale prices for the preceding three trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or as reported in the Nasdaq National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market System, the last reported sale price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or similar organization if Nasdaq is no longer reporting such information, or if the Common Stock is not quoted on Nasdaq, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it for the two days immediately preceding the Exchange Date.

          2.  Restrictions on Transfer

          The Holder acknowledges that he has been advised by the Company that this Warrant and the shares of Common Stock (the "Warrant Shares") issuable upon exercise thereof (collectively the "Securities") have not been registered under the Securities Act of l933, as amended (the "Securities Act"), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company's reliance upon this statutory exemption is based in part upon the representations made by the Holder contained herein. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities except as may otherwise be provided herein, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule l44 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The Holder represents and warrants that he has acquired this Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The Holder acknowledges that the securities shall bear the following legend:

          "These securities have not been registered under the Securities Act of l933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion of counsel to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act."

          3.   Registration Rights

          3.1 The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then Holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "Holders") by written notice at least 30 days prior to the filing by the Company with the Securities and Exchange Commission of any registration statement under the Securities Act of l933 (the "Act") covering securities of the Company, except on Forms S-4 or S-8 (or similar successor form), and upon the request of any such Holder within ten days after the date of such invoice, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply such number of prospectuses and other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such Holder reasonably designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in Subsection
3.2 of this Section 3. Such Holders shall furnish information and indemnification as set forth in Subsection 3.2 of this Section 3. For the purpose of the foregoing, inclusion of the Warrant Shares by the Holder in a Registration Statement pursuant to this sub-paragraph 3.l under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement shall be deemed to be in compliance with this sub-paragraph 3.l.

          3.2 The following provisions of this Section 3 shall also be applicable to the exercise of the registration rights granted under this
Section 3.l:

               (A) The foregoing registration rights shall be contingent on the Holders furnishing the Company with such appropriate information (relating to the intentions of such Holders) as the Company shall reasonably request in writing. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such owner to permit such Holder to make a public offering of all Warrant Shares from time to time offered or sold to such Holder, provided that such Holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such Holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such Holder shall reasonably designate.

               (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 3.l of this Section 3 notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any Holder whose Warrant Shares are included in any such registration statement pursuant to this Section 3 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

               (C) The Company shall indemnify and hold harmless each such Holder and each underwriter, if any, within the meaning of the Act, who may purchase from or sell for any such Holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such Holder or underwriter or controlling person unless such Holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 3 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein.

               (D) The Company may withdraw the registration at any time.

          4.  Miscellaneous

          4.1 All the covenants and agreements made by the Company in this Warrant shall bind its successors and assigns.

          4.2 No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          4.3 No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate.

          4.4 This Warrant may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

          4.5 All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail: if to the Holder of this Warrant, to the address shown on the books of the Company; and if to the Company, to Digital Solutions, Inc.,300 Atrium Drive, Somerset, New Jersey 08873, attention: Office of the President, or to such other address as the Company may advise the Holder of this Warrant in writing. Notices shall be deemed given when mailed.

          4.6 The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New Jersey. This Warrant shall be deemed a contract made under the laws of the State of New Jersey and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

          4.7 The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

           IN WITNESS WHEREOF, DIGITAL SOLUTIONS, INC. has caused this Warrant to be executed in its corporate name by its officer, and its seal to be affixed hereto.

Dated: January 12, 1999

                              DIGITAL SOLUTIONS,  INC.

                              By:   /s/DONALD W. KAPPAUF
                                 ----------------------------------
                                    Donald W. Kappauf
                                    President

SUBSCRIPTION FORM

TO:  Digital Solutions, Inc.
     300 Atrium Drive
     Somerset, New Jersey 08873

          The undersigned holder hereby irrevocably elects to exercise the right to purchase shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise Price of such shares.

Kindly deliver to the undersigned a certificate representing the Shares.

                    INSTRUCTIONS FOR DELIVERY

Name:
       ------------------------------------------------------------
          (please typewrite or print in block letters)

Address:
       ------------------------------------------------------------

Dated:
       ---------------------------

                        Signature
                                 ----------------------------------

                                                                EX. 10.27

Mr. Donald W. Kappauf
President and Chief Executive Officer
Teamstaff Inc.
300 Atrium Drive
Somerset, New Jersey 08873

         Re:      Engagement for Investment Banking Services

Dear Mr. Kappauf:

         We are pleased to set forth the terms of the retention of Donald & Co. Securities Inc. ("Donald") by Teamstaff Inc. (the "Company") pursuant to which Donald will serve as the Investment Bankers to the Company and provide the services as set forth below.

 1.    Services:

      (a)    General and Other Services:

             1)    Overall Strategic Planning (Short and Long Term Strategies).
             2)    Capital requirements studies.
             3)    Investor relations coordination.
             4)    Advisors to Management and the Board of Directors.
             5)    Search for Strategic Partners.

      (b)    Assist in Merger and Acquisition Transactions:

             1)    Strategic Acquisition Planning.
             2)    Identify target acquisitions.
             3)    Work with management in the due diligence process.
             4) Work with legal counsel on transaction structures and issues.
             5) Work with Company's accountants on financial/accounting matters relating to transaction.

 2.    Fees:

      (a) For Services provided in paragraphs 1(a) and (b) above the Company shall issue warrants for the purchase of Three Hundred and Fifty Thousand (350,000) shares of its common stock to Donald & Co. (the "Warrants"). The Warrants shall be exercisable for a period of three (3) years from the date of issuance, at a price equal to One Hundred and Ten (110%) Percent of the median of closing bid and asked prices for the common stock of the Company on the date of issuance. Donald shall have the right to transfer Fifty Thousand (50,000) of the Warrants to Raymond Skiptunis. The Warrants shall be issued and delivered to Donald & Co. within seven (7) business days of the execution of this Agreement by the Company. Donald shall be granted a continuing right for a period of three (3) years from the date of issuance of the Warrants, to "piggyback" the shares of common stock of the Company underlying the Warrants in any appropriate registration statement by which the Company registers its securities. Donald

Mr. David W. Kappauf
May 25, 2000
Page 2


warrants and represents its understanding that the Warrants and the shares of common stock for which they are exercisable shall be subject to any reverse split of outstanding common stock undertaken by the Company following the date of this Agreement.

      (b) In the event that Donald serves as a Placement Agent for the Company: upon completion of any financing, whereby Donald acted as Placement Agent, the Company agrees to pay or cause to be paid to Donald a success fee to be negotiated at the time of the financing.

      (c)    For Services provided as Mergers and Acquisitions Advisors:

             1) The Company shall pay a fee to Donald equal to: three (3)% percent of the total consideration paid for any acquisition commenced during the term of this Agreement for which Donald participated in the identification of the merger or acquisition candidate, or joint venture or other business combination candidate (the "Acquisition Candidate"). For completed transactions in which Donald did not participate in the identification of the Acquisition Candidate, however structured and negotiated the transaction, then said fee shall be reduced to one (1%) percent of the total consideration paid; provided, however, that Donald shall not be entitled to a fee with respect to transactions in which Raymond James serves as the Company's advisor. Said fee shall be exclusive of any other fees due to Donald pursuant to paragraphs 2.(a) and (b) above.

             2) Such fees shall be earned if Donald participates in the consummating of a transaction within twelve (12) months from the date Donald last provided services relative to the Company.

3.    Expenses:

      The Company shall reimburse Donald within fifteen (15) days of invoice for any and all out-of-pocket expenses that directly relate to the services as described herein. Any expenses greater than $500 shall require previous verbal approval by the Company.

 4.   Indemnification

      The Company agrees to indemnify and hold harmless Donald, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls Donald within the meaning of Section l5 of the Act or Section 20(a) of the Securities Exchange Act of l934, as amended (the "Exchange Act"), against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Donald is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with Donald's acting for the Company. Any conduct by Donald which is grossly negligent or which constitutes intentional misconduct is specifically excluded from this provision. Donald agrees to

Mr. David W. Kappauf
May 25, 2000
Page 3


indemnify and hold harmless the Company, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Company on the same terms and conditions expressed in this Section against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements arising out conduct by Donald that is determined to be grossly negligent or constituting intentional misconduct.

      If any action, suit, proceeding or investigation is commenced, as to which Donald proposes to demand indemnification, it shall notify the Company with reasonable promptness, and the Company shall have the right to assume the defense of such action (provided, however, that any failure by Donald to notify the Company shall not relieve the Company from its obligations hereunder unless, and to the extent, such failure compromises or prevents the Company's defense of such action, suit, proceeding or investigation). Donald shall have the right to retain counsel of its own choice to represent it, but the fees and expenses of such counsel shall be at its expense unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to Donald to have charge of the defense of such action or Donald shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company. Any such counsel of Donald shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Donald made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Donald, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as a unconditional term thereof, the giving by the claimant to Donald of an unconditional release from all liability in respect of such claim.

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Donald, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, Donald, on the other hand, and also the relative fault of the Company, on the one hand, and Donald, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

      The Company will promptly reimburse Donald and any other person indemnified hereunder for all reasonable legal and other expenses, as incurred, in connection with investigating, defending, or otherwise handling such loss, claim, damage, liability, fine, judgment, settlement, action, investigation or proceeding. Neither termination nor completion of the engagement of Donald referred to above shall affect these indemnification provisions which shall remain operative and in full force and effect and this

Mr. David W. Kappauf
May 25, 2000
Page 2



paragraph shall survive the termination of this Agreement.

 5.   Termination:

      Either party may terminate this agreement: (i) for cause at any time;
      (ii) for any reason effective forty-five (45) days after written notice of termination, provided, however, that (A) in no event shall the Company have the right to terminate this Agreement, other than for cause, prior to eighteen (18) months and (B) in no event shall Donald have the right to terminate this Agreement, other than for cause, prior to twelve (12) months. Notwithstanding termination, the Company's obligation shall continue as to all unpaid fees, and unreimbursed expenses still owing hereunder.

 6.   Governing Law:

      This Agreement shall be governed by and construed under the laws of the State of New York.

      If this letter is consistent with our understanding, please sign both copies of this letter and return one copy to me. It is a great pleasure to be working with you.

                                                DONALD & CO. SECURITIES INC.

                                           By:
                                              ------------------------------
                                              Stephen A. Blum, President

ACCEPTED AND AGREED TO:

      TEAMSTAFF INC.

By:
    --------------------------------
    Donald W. Kappauf, President and
         Chief Executive Officer

Date:
     -----------------------------

                                                              EXHIBIT 10.32

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 1st day of October, 1999 by and between Donald W. Kappauf, residing at1044 Tullo Farm Road, Bridgewater, New Jersey 08807 (hereinafter referred to as the "Employee") and TEAMSTAFF, INC., a New Jersey corporation with principal offices located at 300 Atrium Drive, Somerset, New Jersey 08873 (hereinafter referred to as the "Company").

                             W I T N E S S E T H :

         WHEREAS, the Company and its subsidiaries are engaged in the business of providing Human Resource Administrative Services; and

         WHEREAS, the Company desires to employ the Employee for the purpose of securing for the Company the experience, ability and services of the Employee; and

         WHEREAS, the Employee desires to be employed with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                   ARTICLE I

                                   EMPLOYMENT

         1.1 Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the employment of the Employee, and the Employee hereby accepts such continued employment in his capacity as President, Chief Executive Officer and Corporate Secretary.

                                   ARTICLE II

                                     DUTIES

         2.1 The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's Board of Directors, perform such duties and functions as he may be called upon to perform by the Company's Board of Directors during the term of this Agreement.

         2.2 The Employee agrees to devote full business time and his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company.

         2.3 The Employee shall perform, in conjunction with the Company's Executive Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

                  (i) Those duties attendant to the position with the Company for which he is hired;

                  (ii) Establish and implement current and long range objectives, plans, and policies, subject to the approval of the Board of Directors;

                  (iii) Financial planning including the development of, liaison with, financing sources and investment bankers;

                  (iv) Managerial oversight of the Company's business;

                  (v)  Shareholder's relations;

                  (vi) Ensure that all Company activities and operations are carried out in compliance with local, state and federal regulations and laws governing business operations.

                  (vii) Business expansion of the Company including acquisitions, joint ventures, and other opportunities; and

                  (viii) Promotion of the relationships of the Company and its subsidiaries with their respective employees, customers, suppliers and others in the business community.

         2.4 Employee shall be based in the New Jersey area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company. The Company will not base Employee in any other office without Employee's express written consent.

                                  ARTICLE III

                                  COMPENSATION

         3.1 Commencing the date hereof and during the term hereof, Employee shall be compensated initially at the rate of $225,000 per annum, subject to such increases to be determined on each 12-month anniversary during the term of this Agreement (the "Base Salary"), which shall be paid to Employee as in accordance with the Company's regular payroll periods.

         3.2 Employee shall be entitled to receive a bonus (the "Bonus") in accordance with the Company's Executive Officer Bonus Program to be determined at the commencement of each fiscal year; provided, however, for the fiscal year ended September 30, 2000, Employee shall be entitled to be paid as a Bonus provided that in Schedule A annexed hereto.

         3.3 The Company shall deduct from Employee's compensation all federal, state, and local taxes which it may now or may hereafter be required to deduct.

         3.4 Employee may receive such other additional compensation as may be determined from time to time by the Board of Directors including bonuses and nonqualified executive benefit plans such as a split dollar life insurance arrangement, supplemental executive retirement plan ("SERP") and other long term compensation plans. Nothing herein shall be deemed or construed to require the Board to award any bonus or additional compensation except a split dollar life insurance arrangement, the terms of which will be subject to the reasonable agreement of the Employee and the Board.


                                   ARTICLE IV

                                    BENEFITS

         4.1 During the term hereof, the Company shall provide Employee with group health care and insurance benefits as generally made available to the Company's senior management; provide such other insurance benefits obtained by the Company and made generally available to the Company's senior management; reimburse the Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by the Employee on behalf of the Company upon presentation of suitable documentation; and pay to Employee the sum of $1,000 per month as and for an automobile allowance.

         4.2 In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

         4.3 For each year of the term hereof, Employee shall be entitled to six (6) weeks paid vacation.

                                   ARTICLE V

                                 NON-DISCLOSURE

         5.1 The Employee shall not, at any time during or after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, computerized payroll, accounting and information business, personnel and/or employee leasing business of the Company and its subsidiaries, including information relating to any customer of the Company or pool of temporary employees, or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company (collectively referred to as the

"Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company.

                                   ARTICLE VI

                              RESTRICTIVE COVENANT

         6.1 In the event of the voluntary termination of employment with the Company prior to the expiration of the term hereof, or Employee's discharge in accordance with Article VIII, or the expiration of the term hereof without renewal, Employee agrees that he will not, for a period of one (1) year following such termination (or expiration, as the case may be) directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is located in the States of Florida, New Jersey, New York, and Texas or any other state the Company is operating in and is involved in the professional employer organization business, or is otherwise engaged in the same or similar business as the Company shall be engaged and is in direct competition with the Company, or which the Company is in the process of developing, during the tenure of Employee's employment by the Company. Notwithstanding the foregoing, the ownership by Employee of less than 5 percent of the shares of any publicly held corporation shall not violate the provisions of this Article VI.

         6.2 In furtherance of the foregoing, Employee shall not during the aforesaid period of non-competition, directly or indirectly, in connection with any computerized payroll, employee leasing, or permanent or temporary personnel business, or any business similar to the business in which the Company was engaged, or in the process of developing during Employee's tenure with the Company, solicit any customer or employee of the Company who was a customer or employee of the Company during the tenure of his employment.

         6.3 If any court shall hold that the duration of non-competition or any other restriction contained in this Article is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

                                   ARTICLE VII

                                      TERM

         7.1 This Agreement shall be for a term of two (2) years commencing October 1, 1999 and terminating on September 30, 2001 unless sooner terminated as provided for herein (the "Expiration Date").

         7.2 Unless this Agreement is earlier terminated pursuant to the terms hereof, the Company agrees to notify Employee in writing whether it intends to negotiate a renewal of this Agreement by notice six (6) months prior to the Expiration Date. In the event the Company fails to so notify the Employee, the term of this Agreement shall be extended for an additional one (1) year.

         7.3 If the Company elects not to seek to renegotiate a renewal as provided in paragraph 7.2 above, or if the Company fails to reach agreement with Employee as to the terms of renewal, upon the termination of Employee's employment with the Company for any reason after the Expiration Date, the Company shall pay to Employee, in addition to any other payments due hereunder, a severance payment equal to twelve months of Employee's Base Salary ("Severance Payments") payable in twelve equal monthly installments commencing on the first day of the first month following the date of such termination; provided, however, if Employee secures alternate employment within such twelve month period, the Company will be responsible only for the negative difference between the severance payments and the amount derived from such alternative employment.

         7.4 In the event this Agreement expires without renewal, or is terminated for any reason except for cause, the Company shall pay for executive outplacement services.

                                  ARTICLE VIII

                             DISABILITY DURING TERM

         8.1 In the event Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of four (4) consecutive months, and the Company elects to terminate this agreement in accordance with Article IX, paragraph (B) then, and in that event, Employee shall receive his Base Salary as provided under
Article III of this Agreement for a period of twelve (12) months commencing from the date of such total disability or the balance of the original term of this agreement, whichever is greater. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive from insurance policies provided by the Company.

                                   ARTICLE IX

                                   TERMINATION

         9.1 The Company may terminate this Agreement:

             a. Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns, and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid incentive compensation and special bonus compensation on a pro rata basis.

             b. Subject to the terms of Article VIII, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four (4) months.

                  c. Upon written notice from the Company to the Employee, at any time for "Cause." For purposes of this Agreement, "Cause" shall be defined as: (i) willful disobedience by the Employee of a material and lawful instruction of the Board of Directors of the Company; (ii) conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; (iii) breach by the Employee of any material provision of this Agreement; (iv) conduct amounting to fraud, dishonesty, negligence, willful misconduct or recurring insubordination; (v) inattention to or unsatisfactory performance of duties which adversely affects operations of the Company; or
(vi) excessive absences from work, provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses
(iii) and (v) above unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the Employee shall have failed to cure such breach within thirty (30) days after his receipt of such notice.

         9.2 In the event the Company demotes, substantially reduces the duties of or reduces the salary or benefits of the employee, the employee may elect to treat this Agreement as terminated for "good reason" upon ten (10) days prior written notice to the Company. In the event of termination of this Agreement for good reason, the employee shall be entitled to payment of the greater of all salary, benefits and stock grants or options due for the remaining term of the Agreement or the severance payments as defined in Article VII herein, in addition to any rights or remedies available to the employee at law or in equity.

         9.3 In the event of the termination of this Agreement and the discharge of Employee by the Company in breach and violation of this Agreement, Employee shall not be obligated to mitigate damages by seeking or obtaining alternate employment.

                                   ARTICLE X

                        TERMINATION OF PRIOR AGREEMENTS

         10.1 This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written prior to the effective date of this Agreement.

                                   ARTICLE XI

                                 STOCK OPTIONS

         11.1 As an inducement to Employee to enter into this Agreement the Company hereby grants to Employee options to purchase shares of the Company's Common Stock, $.001 par value, as follows:

                  Subject to the terms and conditions of the Company's Senior Management Incentive Plan (the "Plan"), and the terms and conditions set forth in the Stock Option Certificate which are incorporated herein by reference, the Employee is hereby granted options to purchase 200,000 shares of the Company's Common Stock, of which options to purchase 100,000 shares shall vest immediately, 50,000 shall vest on the first anniversary hereof, and the balance shall vest on the second anniversary hereof. The exercise price of the option shall be $1.0625 per share and shall contain such other terms and conditions as set forth in the stock option agreement. The foregoing options shall be qualified as incentive stock options to the maximum as allowed by law. The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor, as provided in the Plan. Such Option shall terminate as provided in the Plan.

                                  ARTICLE XII

                           EXTRAORDINARY TRANSACTIONS


         12.1 The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company. A "Change in Control" of the Company shall be deemed to have occurred if there shall be consummated (i)(x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and l3(d)(2) of the Securities Exchange Act of l934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) of 20% or more of the Company's outstanding Common Stock, except in connection with a transaction approved by the Board of Directors; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         12.2 The Company agrees that, if during the term hereof, or during such time as the

Employee is otherwise employed by the Company, a Change in Control shall occur, all additional compensation arrangements and plans provided Employee under paragraph 3.3 shall be funded to the maximum allowable under their terms and all options to purchase Common Stock of the Company held by Employee, either pursuant to this Agreement or otherwise, shall immediately vest and become exercisable on the first day following a Change in Control. Further, the options shall be deemed amended to provide that in the event of termination after an event enumerated in this Article XII, the options shall remain exercisable for the duration of their term; and further, at the Employee's option, an amount equal to three times the aggregate annual compensation paid to the Employee during the calendar year preceding the Change in Control shall be credited against the exercise price of any options held by Employee at the time Employee elects to exercise such options; provided, however, that if the lump sum severance payment under this Article XII, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of l954, as amended (the "Code")), such credit shall be reduced to the largest amount as will result in no portion of the credit under this Article XII being subject to the excise tax imposed by Section 4999 of the Code.

                                  ARTICLE XIII

                        ARBITRATION AND INDEMNIFICATION

         13.1 Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the State of New Jersey in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

         13.2 The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, and to the fullest extent permitted by law. The Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company, provided such insurance can be obtained without unreasonable effort and expense.

                                  ARTICLE XIV

          SEVERABILITY any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.


                                   ARTICLE XV

                                     NOTICE

         All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person, with written acknowledgment received, or mailed by certified mail, return receipt requested, as follows:


                  IF TO THE COMPANY:        TeamStaff, Inc.
                                            300 Atrium Drive
                                            Somerset, NJ 08873

                  IF TO THE EMPLOYEE:       Donald W. Kappauf
                                            1044 Tullo Farm Road
                                            Bridgewater,  NJ 08807

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Notice shall be effective three (3) days after delivery or mailing.

                                  ARTICLE XVI

                                    BENEFIT

         This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                  ARTICLE XVII

                                     WAIVER

         The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.




                                 ARTICLE XVIII

                                 GOVERNING LAW

         This Agreement has been negotiated and executed in the State of New Jersey shall govern its construction and validity.


                                  ARTICLE XIX

                                  JURISDICTION

         Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of New Jersey, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of New Jersey.

                                   ARTICLE XX

                                ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)                                 TEAMSTAFF, INC.


                                            /s/ KARL W. DIECKMANN
                                            -----------------------------------
[SEAL]                                      Karl W. Dieckmann
                                            Chairman of the Board



                                             /s/ DONALD W. KAPPAUF
                                            --------------------------
                                            Donald W. Kappauf
                                            Employee

                                   Schedule A

         (A) For the fiscal year ended September 30, 2000, Employee shall be entitled to be paid as a Bonus a percentage of the net pre-tax profit of the Company as determined by the Company's independent auditors no later than 75 days following the end of the Company's fiscal year without giving effect to tax loss carry forwards or the payment of any bonus under the Company's Executive Officer Bonus Program (the "EBT") as follows: (1) if EBT is at least $3,115,380 but less than $3,894,225, a percentage of EBT determined as follows:
(a) the sum of 4% plus the percentage equal to the amount of EBT earned in excess of $3,115,000 divided by 778,845 and multiplied by 2; (2) if EBT is at least $3,894,225 but less than $5,062,500, a percentage EBT determined as follows: (a) the sum of 6% plus the percentage equal to the amount of EBT earned in excess of $3,894,225 divided by 1,168,275 and multiplied by 2; and
(3) if EBT is equal to or in excess of $5,062,500, 8% of EBT; provided that in the event EBT is less than $3,115,380 no bonus shall be paid by the Company to the Employee other than at the discretion of the Compensation Committee. Such determination, for Bonus purposes only, shall be made in accordance with generally accepted accounting principles, as modified by this Schedule A.

         (B) In the event the Company consummates a divestiture (a "Divestiture") of a subsidiary or business unit, the EBT required for each percentage level of Bonus shall be proportionately adjusted downward based on the Company's profit plan projections to reflect the loss of EBT for the remainder of the fiscal year attributable to the divested business unit or subsidiary. A Divestiture does not include a transaction involving the sale of all or substantially all of the assets of the Company.

                                                                EXHIBIT 10.33

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of the 1st day of October, 1999 by and between Donald T. Kelly, residing at 458 Fairmont Avenue, Chatham, New Jersey 07928 (hereinafter referred to as the "Employee") and TEAMSTAFF, INC., a New Jersey corporation with principal offices located at 300 Atrium Drive, Somerset, New Jersey 08873 (hereinafter referred to as the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company and its subsidiaries are engaged in the business of providing Human Resource Administrative Services; and

         WHEREAS, the Company desires to employ the Employee for the purpose of securing for the Company the experience, ability and services of the Employee; and

         WHEREAS, the Employee desires to be employed with the Company, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee;

         NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I

                                   EMPLOYMENT

         1.1 Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the employment of the Employee, and the Employee hereby accepts such continued employment in his capacity as Vice-President, Chief Financial Officer and Corporate Secretary.

                                   ARTICLE II

                                     DUTIES

         2.1 The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's CEO, perform such duties and functions as he may be called upon to perform by the Company's CEO during the term of this Agreement.

         2.2 The Employee agrees to devote full business time and his best efforts in the performance of his duties for the Company and any subsidiary corporation of the Company.

         2.3 The Employee shall perform, in conjunction with the Company's Executive Management, to the best of his ability the following services and duties for the Company and its subsidiary corporations (by way of example, and not by way of limitation):

                  (i) Those duties attendant to the position with the Company for which he is hired;

                  (ii) Establish and implement current and long range objectives, plans, and policies, subject to the approval of the CEO and Board of Directors;

                 (iii) Financial planning for the Company;

                  (iv) Managerial oversight of the Company's accounting department;

                  (v) Primary responsibility for the preparation and filing of all financial activity reports with federal and state regulatory authorities;

                  (vi) Acting as Corporate Secretary of the Company and its subsidiaries;

                  (vii)Promotion of the relationships of the Company and its subsidiaries with their respective employees, customers, suppliers, shareholders, analysts, market makers and others in the business community.

         2.4 Employee shall be based in the New Jersey area and shall undertake such travel, within or outside the United States, as is or may be reasonably necessary in the interests of the Company.

                                   ARTICLE III

                                  COMPENSATION

         3.1 Commencing the date hereof and during the term hereof, Employee shall be compensated initially at the rate of $_______ per annum, subject to such increases to be determined on each 12-month anniversary during the term of this Agreement (the "Base Salary"), which shall be paid to Employee as in accordance with the Company's regular payroll periods.

         3.2 Employee shall be entitled to receive a bonus (the "Bonus") in accordance with the Company's Executive Officer Bonus Program to be determined at the commencement of each fiscal year; provided, however, for the fiscal year ended September 30, 2000, Employee shall be entitled to be paid as a Bonus __% percent of the net pre-tax profit of the Company as determined by the Company's independent auditors no later than 75 days following the end of the Company's fiscal year without giving effect to tax loss carry forwards or the payment of any bonus under the Company's Executive Officer Bonus Program (the "EBT") up to $______ of EBT, plus __% of the EBT over $__________; provided that in the event the EBT is less than $________, no bonus shall be paid by the Company to the Employee other than at the discretion of the Compensation Committee. Such determination, for Bonus purposes only, shall be made in accordance with generally accepted accounting principles, as modified by these resolutions.

         3.3 The Company shall deduct from Employee's compensation all federal, state, and local taxes which it may now or may hereafter be required to deduct.

                                   ARTICLE IV

                                    BENEFITS

         4.1 During the term hereof, the Company shall provide Employee with group health care and insurance benefits as generally made available to the Company's senior management; provide such other insurance benefits obtained by the Company and made generally available to the Company's senior management; reimburse the Employee, upon presentation of appropriate vouchers, for all reasonable business expenses incurred by the Employee on behalf of the Company upon presentation of suitable documentation; and pay to Employee the sum of $800 per month as and for an automobile allowance.

         4.2 In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

         4.3 For each year of the term hereof, Employee shall be initially entitled to five (5) weeks paid vacation.

                                   ARTICLE V

                                 NON-DISCLOSURE

         5.1 The Employee shall not, at any time during or after the termination of his employment hereunder, except when acting on behalf of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, marketing, computerized payroll, accounting and information business, personnel and/or employee leasing business of the Company and its subsidiaries, including information relating to any customer of the Company or pool of temporary employees, or any other nonpublic business information of the Company and/or its subsidiaries learned as a consequence of Employee's employment with the Company (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company.

                                   ARTICLE VI

                              RESTRICTIVE COVENANT

         6.1 In the event of the voluntary termination of employment with the Company prior to the expiration of the term hereof, or Employee's discharge in accordance with Article VIII, or the expiration of the term hereof without renewal, Employee agrees that he will not, for a period of one (1) year following such termination (or expiration, as the case may be) directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is located in the States of Florida, New Jersey, New York, and Texas or any other state the Company is operating in and is involved in the professional employer organization business, or is otherwise engaged in the same or similar business as the Company shall be engaged and is in direct competition with the Company, or which the Company is in the process of developing, during the tenure of Employee's employment by the Company. Notwithstanding the foregoing, the ownership by Employee of less than 5 percent of the shares of any publicly held corporation shall not violate the provisions of this Article VI.

         6.2 In furtherance of the foregoing, Employee shall not during the aforesaid period of non-competition, directly or indirectly, in connection with any computerized payroll, employee leasing, or permanent or temporary personnel business, or any business similar to the business in which the Company was engaged, or in the process of developing during Employee's tenure with the Company, solicit any customer or employee of the Company who was a customer or employee of the Company during the tenure of his employment.

         6.3 If any court shall hold that the duration of non-competition or any other restriction contained in this Article is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or, in the alternative, such judicially substituted term may be substituted therefor.

                                   ARTICLE VII

                                      TERM

         7.1 This Agreement shall be for a term of two (2) years commencing October 1, 1999 and terminating on September 30, 2001 unless sooner terminated as provided for herein (the "Expiration Date").

         7.2 Unless this Agreement is earlier terminated pursuant to the terms hereof, the Company agrees to notify Employee in writing whether it intends to negotiate a renewal of this Agreement by notice six (6) months prior to the Expiration Date. In the event the Company fails to so notify the Employee, the term of this Agreement shall be extended for an additional one (1) year.

         7.3 If the Company elects not to seek to renegotiate a renewal as provided in paragraph 7.2 above, or if the Company fails to reach agreement with Employee as to the terms of renewal, upon the termination of Employee's employment with the Company for any reason after the Expiration Date, the Company shall pay to Employee, in addition to any other payments due hereunder, a severance payment equal to twelve months of Employee's Base

Salary ("Severance Payments") payable in twelve equal monthly installments commencing on the first day of the first month following the date of such termination; provided, however, if Employee secures alternate employment within such twelve month period, the Company will be responsible only for the negative difference between the severance payments and the amount derived from such alternative employment.

         7.4 In the event this Agreement expires without renewal, or is terminated for any reason except for cause, the Company shall pay up to $_______, upon request of the Employee, for executive outplacement services.

                                  ARTICLE VIII

                             DISABILITY DURING TERM


         8.1 In the event Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of four (4) consecutive months, and the Company elects to terminate this agreement in accordance with Article IX, paragraph (B) then, and in that event, Employee shall receive his Base Salary as provided under
Article III of this Agreement for a period of twelve (12) months commencing from the date of such total disability or the balance of the original term of this agreement, whichever is greater. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive from insurance policies provided by the Company.

                                   ARTICLE IX

                                   TERMINATION

         9.1 The Company may terminate this Agreement:

                  a. Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns, and heirs shall have those rights and interests as otherwise provided in this Agreement, including the right to receive accrued but unpaid incentive compensation and special bonus compensation on a pro rata basis.

                  b. Subject to the terms of Article VIII, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four (4) months.

                  c. Upon written notice from the Company to the Employee, at any time for "Cause." For purposes of this Agreement, "Cause" shall be defined as: willful disobedience by the Employee of a material and lawful instruction of the CEO or the Board of Directors of the Company; conviction of the Employee of any misdemeanor involving fraud or embezzlement or similar crime, or any felony; breach by the Employee of any material provision of this Agreement; or conduct amounting to fraud, dishonesty, negligence, willful misconduct, recurring insubordination, inattention to or unsatisfactory performance of duties which adversely affects operations of the Company, or excessive absences from work, provided that the Company shall not have the right to terminate the employment of Employee pursuant to the foregoing clauses (a) and (b) above unless written notice specifying such breach shall have been given to the Employee and, in the case of breach which is capable of being cured, the Employee shall have failed to cure such breach within thirty (30) days after his receipt of such notice.

         9.2 In the event the Company demotes, substantially reduces the duties of or reduces the salary or benefits of the employee, the employee may elect to treat this Agreement as terminated for "good reason" upon ten (10) days prior written notice to the Company. In the event of termination of this Agreement for good reason, the employee shall be entitled to payment of the greater of all salary, benefits and stock grants or options due for the remaining term of the Agreement or the severance payments as defined in Article VII herein, in addition to any rights or remedies available to the employee at law or in equity.

         9.3 In the event of the termination of this Agreement and the discharge of Employee by the Company in breach and violation of this Agreement, Employee shall not be obligated to mitigate damages by seeking or obtaining alternate employment.


                                    ARTICLE X

                         TERMINATION OF PRIOR AGREEMENTS

         10.1 This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written prior to the effective date of this Agreement.

                                   ARTICLE XI

                                  STOCK OPTIONS

         11.1 As an inducement to Employee to enter into this Agreement the Company hereby grants to Employee options to purchase shares of the Company's Common Stock, $.001 par value, as follows:

                  Subject to the terms and conditions of the Company's Senior Management Incentive Plan (the "Plan"), and the terms and conditions set forth in the Stock Option Certificate which are incorporated herein by reference, the Employee is hereby granted options to purchase 50,000 shares of the Company's Common Stock which options shall vest __________________. The option shall contain such other terms and conditions as set forth in the stock option agreement. The exercise price of the options shall be the closing market price of the Common Stock on the date hereof as determined under the Plan. The foregoing options shall be qualified as incentive stock options to the maximum as allowed by law. The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor, as provided in the Plan. Such Option shall terminate as provided in the Plan.

                                   ARTICLE XII

                           EXTRAORDINARY TRANSACTIONS


         12.1 The Company's Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Employee, to their assigned duties without distraction in potentially disturbing circumstances arising from the possibility of a change in control of the Company. A "Change in Control" of the Company shall be deemed to have occurred if there shall be consummated (i)(x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company approved any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and l3(d)(2) of the Securities Exchange Act of l934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule l3d-3 under the Exchange Act) of 20% or more of the Company's outstanding Common Stock, except in connection with a transaction approved by the Board of Directors; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         12.2 The Company agrees that, if during the term hereof, or during such time as the Employee is otherwise employed by the Company, a Change in Control shall occur, all options to purchase Common Stock of the Company held by Employee, either pursuant to this Agreement or otherwise, shall immediately vest and become exercisable on the first day following a Change in Control. Further, the options shall be deemed amended to provide that in the event of termination after an event enumerated in this Article X, the options shall remain exercisable for the duration of their term; and further, at the Employee's option, an amount equal to three times the aggregate annual compensation paid to the Employee during the calendar year preceding the Change in Control shall be credited against the exercise price of any options held by Employee at the time Employee elects to exercise such options; provided, however, that if the lump sum severance payment under this Article XI, either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of l954, as amended (the "Code")), such credit shall be reduced to the largest amount as will result in no portion of the credit under this Article XI being subject to the excise tax imposed by
Section 4999 of the Code.

                                  ARTICLE XIII

                         ARBITRATION AND INDEMNIFICATION



         13.1 Any dispute arising out of the interpretation, application, and/or performance of this Agreement with the sole exception of any claim, breach, or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the State of New Jersey in accordance with the Rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney-at-law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

         13.2 The Company hereby agrees to indemnify, defend, and hold harmless the Employee for any and all claims arising from or related to his employment by the Company at any time asserted, at any place asserted, and to the fullest extent permitted by law. The Company shall maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company, provided such insurance can be obtained without unreasonable effort and expense.

                                   ARTICLE XIV

                                  SEVERABILITY

         If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

                                   ARTICLE XV

                                     NOTICE

         All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person, with written acknowledgment received, or mailed by certified mail, return receipt requested, as follows:


                  IF TO THE COMPANY:        TeamStaff, Inc.
                                            300 Atrium Drive
                                            Somerset, NJ 08873

                  IF TO THE EMPLOYEE:       Donald T. Kelly
                                            458 Fairmont Avenue
                                            Chatham, NJ 07928

or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Notice shall be effective three (3) days after delivery or mailing.

                                   ARTICLE XVI

                                     BENEFIT

         This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                  ARTICLE XVII

                                     WAIVER

         The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                  ARTICLE XVIII

                                  GOVERNING LAW

         This Agreement has been negotiated and executed in the State of Florida shall govern its construction and validity.


                                   ARTICLE XIX

                                  JURISDICTION

         Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of New Jersey, and Employee and the Company each hereby consent to the jurisdiction of any local, state, or federal court located within the State of New Jersey.

                                   ARTICLE XX

                                ENTIRE AGREEMENT

         This Agreement contains the entire agreement between the parties hereto. No change, addition, or amendment shall be made hereto, except by written agreement signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)                    TEAMSTAFF, INC.

                                     By:/s/ DONALD T. KAPPAUF
                                        -----------------------------
                                        Donald W. Kappauf
[SEAL]                                  President and Chief Executive Officer


                                        /s/ DONALD T. KELLY
                                        -----------------------------------
                                        Donald T. Kelly
                                        Employee

                                   Schedule A

          (A) For the fiscal year ended September 30, 2000, Employee shall be entitled to be paid as a Bonus a percentage of the net pre-tax profit of the Company as determined by the Company's independent auditors no later than 75 days following the end of the Company's fiscal year without giving effect to tax loss carry forwards or the payment of any bonus under the Company's Executive Officer Bonus Program (the "EBT") as follows: (1) if EBT is at least $3,115,380 but less than $3,894,225, a percentage of EBT determined as follows:
(a) the sum of 2% plus the percentage equal to the amount of EBT earned in excess of $3,115,000 divided by 778,845 and multiplied by 2; (2) if EBT is at least $3,894,225 but less than $5,062,500, a percentage EBT determined as follows: (a) the sum of 3% plus the percentage equal to the amount of EBT earned in excess of $3,894,225 divided by 1,168,275 and multiplied by 2; and
(3) if EBT is equal to or in excess of $5,062,500, 4% of EBT; provided that in the event EBT is less than $3,115,380 no bonus shall be paid by the Company to the Employee other than at the discretion of the Compensation Committee. Such determination, for Bonus purposes only, shall be made in accordance with generally accepted accounting principles, as modified by this Schedule A.

          (B) In the event the Company consummates a divestiture (a "Divestiture") of a subsidiary or business unit, the EBT required for each percentage level of Bonus shall be proportionately adjusted downward based on the Company's profit plan projections to reflect the loss of EBT for the remainder of the fiscal year attributable to the divested business unit or subsidiary. A Divestiture does not include a transaction involving the sale of all or substantially all of the assets of the Company.